FINAL
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                                 LEASE AGREEMENT

                                     BETWEEN


                       ONE NORTH DEARBORN PROPERTIES, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

                                  AS LANDLORD,

                                       AND

                               COOLSAVINGS, INC.,
                             A Delaware corporation,

                                    AS TENANT

                              DATED: JULY 27, 2005

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


                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
LEASE INFORMATION SUMMARY..................................................v
1.       Lease Grant.......................................................2
2.       Term..............................................................2
         2.1.     Commencement Date........................................2
         2.2.     Condition of Premises....................................2
3.       Rent..............................................................2
         3.1.     Base Rent................................................2
         3.2.     Additional Rent..........................................2
         3.3.     Payment..................................................2
4.       Security Deposit..................................................2
         4.1.     Letter of Credit.........................................2
         4.2.     Intentionally Deleted....................................5
5.       Landlord's Obligations............................................2
         5.1.     Services.................................................2
         5.2.     Utilities................................................2
         5.3.     Excess Utility Use.......................................2
         5.4.     Restoration of Services..................................2
         5.5.     Chilled Water Usage......................................2
6.       Improvements; Alterations; Repairs; Maintenance...................2
         6.1.     Improvements; Alterations................................2
         6.2.     Repairs and Maintenance..................................2
         6.3.     Performance of Work......................................2
         6.4.     Mechanic's Liens.........................................2
7.       Use...............................................................2
8.       Assignment and Subletting.........................................2
         8.1.     Transfers; Consent.......................................2
         8.2.     Recapture................................................2
         8.3.     Additional Compensation..................................2
         8.4.     Intentionally Deleted....................................2
9.       Insurance; Waivers; Subrogation; Indemnity........................2
         9.1.     Insurance................................................2
         9.2.     Waiver of Negligence; No Subrogation.....................2
         9.3.     Indemnity by Tenant......................................2
10.      Subordination; Attornment; Notice to Landlord's Mortgagee.........2
         10.1.      Subordination..........................................2
         10.2.      Attornment.............................................2
         10.3.      Notice to Landlord's Mortgagee.........................2
11.      Rules and Regulations.............................................2
12.      Condemnation......................................................2
         12.1.      Total Taking...........................................2
         12.2.      Partial Taking -- Tenant's Rights......................2
         12.3.      Partial Taking -- Landlord's Rights....................2
         12.4.      Award..................................................2
13.      Fire or Other Casualty............................................2
         13.1.      Landlord's Rights......................................2
         13.2.      Repair Obligation......................................2
14.      Personal Property Taxes...........................................2

15.      Default...........................................................2
         15.1.      Events of Default......................................2
         15.2.      Default Interest.......................................2
16.      Remedies..........................................................2
         16.1.      Right To Terminate.....................................2
         16.2.      Receipt Of Money After Termination.....................2
         16.3.      Recovery Of Damages....................................2
         16.4.      Right To Re-Enter......................................2
         16.5.      Independent Covenant...................................2
         16.6.      Legal Expenses.........................................2
17.      Payment by Tenant; Non-Waiver.....................................2
         17.1.      Payment by Tenant......................................2
         17.2.      No Waiver..............................................2
18.      Surrender of Premises.............................................2
19.      Holding Over......................................................2
20.      Certain Rights Reserved by Landlord...............................2
21.      Miscellaneous.....................................................2
         21.1.      Landlord Transfer......................................2
         21.2.      Landlord's Liability...................................2
         21.3.      Force Majeure..........................................2
         21.4.      Brokerage..............................................2
         21.5.      Estoppel Certificates..................................2
         21.6.      Notices................................................2
         21.7.      Severability...........................................2
         21.8.      Amendments; Binding Effect.............................2
         21.9.      Quiet Enjoyment........................................2
         21.10.     No Merger..............................................2
         21.11.     No Offer...............................................2
         21.12.     Entire Agreement; Governing Law........................2
         21.13.     Calendar Days..........................................2
         21.14.     Prohibition Against Leasehold Mortgages................2
         21.15.     Waiver of Trial by Jury................................2
         21.16.     Landlord's Remedies Cumulative.........................2
         21.17.     Prohibition Against Recordation........................2
         21.19.     Joint and Several Liability............................2
         21.20.     Corporate Tenants......................................2
         21.21.     Option To Renew........................................2
         21.22.     Right of First Offer...................................2
         21.23.     Storage................................................2
         21.24.     Other Lease............................................2

EXHIBIT A             -   OUTLINE OF PREMISES
EXHIBIT B             -   BUILDING RULES AND REGULATIONS
EXHIBIT C             -   JANITORIAL SPECIFICATIONS
EXHIBIT D             -   INTENTIONALLY DELETED
EXHIBIT E             -   INTENTIONALLY DELETED
EXHIBIT F             -   WORKLETTER
EXHIBIT G             -   CERTIFICATE OF COMMENCEMENT DATE
EXHIBIT H             -   SEARS SCHEDULE
EXHIBIT I             -   ROFO BASE RENT
EXHIBIT J             -   PREVAILING MARKET RENTAL RATE

                           LEASE INFORMATION SUMMARY


.................................................... ............................

I.   LEASE DATE                                     July 27, 2005
.................................................... ............................

II   PARTIES AND ADDRESSES

     A.  LANDLORD:                                  One North Dearborn Properties, LLC, a Delaware
                                                    limited liability company
                                                    c/o MB Real Estate Services, L.L.C.
     B.  LANDLORD'S ADDRESS FOR NOTICES:            One North LaSalle Street
                                                    Suite 1600
                                                    Chicago, Illinois 60602
                                                    Attention:  General Manager

                                                    With copies to:

                                                    The Chetrit Group
                                                    404 Fifth Avenue
                                                    4th Floor
                                                    New York, New York  10018
                                                    Attention:  Mr. Meyer Chetrit

                                                    And to:

                                                    Read Property Group
                                                    4706 18th Avenue
                                                    Suite 200
                                                    Brooklyn, New York  11204
                                                    Attention:  Mr. Robert Wolf

                                                    And to:

                                                    Much Shelist Freed Denenberg Ament & Rubenstein, P.C. 191 North
                                                    Wacker Drive
                                                    Suite 1800
                                                    Chicago, Illinois  60606
                                                    Attention:  Michael B. Sadoff, Esq.

     C.  TENANT:                                    CoolSavings, Inc., a Delaware corporation

     D.  TENANT'S ADDRESS FOR NOTICES PRIOR TO      360 North Michigan Avenue
         THE RENT COMMENCEMENT DATE:                Suite 1900
                                                    Chicago, Illinois 60601
                                                    Attention:  David Arney

                                                    With copies to:
                                                    360 North Michigan Avenue
                                                    Suite 1900
                                                    Chicago, Illinois 60601
                                                    Attention:  General Counsel

                                                    One North Dearborn Street
     E.  TENANT'S ADDRESS FOR NOTICES AFTER THE     Suite 1200
         RENT COMMENCEMENT DATE:                    Chicago, Illinois 60602
                                                    Attention:  David Arney

                                                    With copies to:
                                                    One North Dearborn Street
                                                    Suite 1200
                                                    Chicago, Illinois 60602
                                                    General Counsel

.................................................... ..................................................................

III. PROPERTY INFORMATION

     A.  BUILDING:                                  One North Dearborn  Street,  Chicago,  Illinois 60602,  including
                                                    all  related   land,   landscaped   areas,   driveways,   parking
                                                    facilities and similar improvements to the extent applicable

     B.  PREMISES:                                  Entire   twelfth   (12th)  floor  in  the   Building   comprising
                                                    approximately  Forty-Nine Thousand Five Hundred (49,500) rentable square feet (Section 1)
.................................................... ..................................................................

IV.  TERM
     A.  TERM OF LEASE:                             Ten (10)  years and  approximately  (6) months  beginning  on the
                                                    Commencement Date and ending on the Termination Date (Section 2)

     B.  COMMENCEMENT DATE:                         August 1, 2005 (Section 2)

     C.  RENT COMMENCEMENT DATE:                    The  first  to  occur  of (i) the  date  on  which  Tenant  first occupies the Premises to conduct its business  activities or (ii)
                                                    July 31, 2006.

     D.  TERMINATION DATE:                          The date  preceding  the one hundred  twenty sixth  (126th) month following the Commencement  Date if the  Commencement  Date falls on the  first  day of the  month,  or in  all  other  cases,  the
                                                    Termination  Date shall be the last day of the calendar  month in which the one hundred  twenty sixth (126th)  month  following the
                                                    Commencement Date falls,  subject to Tenant's right to extend the
                                                    Term as set forth in Section 21.21 of this Lease (Section 2)

     E.  LEASE YEAR:                                Twelve  (12) month  period  commencing  on August 1 and ending on
                                                    July 31.  The first  Lease  Year will be the  twelve  (12)  month period commencing on August 1, 2005 and ending July 31, 2006.

.................................................... ..................................................................

     V.    RENT

           A.     BASE RENT:                        From the Commencement Date to the date immediately  preceding the
                                                    Rent Commencement Date - No Base Rent

                                                    From the Rent  Commencement  Date to the end of the  first  Lease
                                                    Year - $39,074.50/month; $10.42 per Agreed Rentable Sq. Ft.

                                                    $952,650.00  per year  ($79,387.50  per month;  $21.17 per Agreed
                                                    Rentable Sq. Ft.) during the second Lease Year; and

                                                    $975,150.00  per year  ($81,262.50  per month;  $21.67 per Agreed
                                                    Rentable Sq. Ft.) during the third Lease Year; and

                                                    $997,650.00  per year  ($83,137.50  per month;  $22.17 Agreed per
                                                    Rentable Sq. Ft.) during the fourth Lease Year; and

                                                    $1,020,150.00  per year ($85,012.50 per month;  $22.67 per Agreed
                                                    Rentable Sq. Ft.) during the fifth Lease Year; and

                                                    $1,035,000.00  per year ($86,250.00 per month;  $23.00 per Agreed
                                                    Rentable Sq. Ft.) during the sixth Lease Year; and

                                                    $1,057,500.00  per year ($88,125.00 per month;  $23.50 per Agreed
                                                    Rentable Sq. Ft.) during the seventh Lease Year; and

                                                    $1,080,000.00  per year ($90,000.00 per month;  $24.00 per Agreed
                                                    Rentable Sq. Ft.) during the eighth Lease Year; and

                                                    $1,102,500.00  per year ($91,875.00 per month;  $24.50 per Agreed
                                                    Rentable Sq. Ft.) during the ninth Lease Year; and

                                                    $1,125,000.00  per year ($93,750.00 per month;  $25.00 per Agreed
                                                    Rentable Sq. Ft.) during the tenth Lease Year; and

                                                    $1,147,500.00  per year ($95,625.00 per month;  $25.50 per Agreed
                                                    Rentable Sq. Ft.) during the eleventh lease year.  (Section 3.1)

                                                    Notwithstanding  anything  in this  Lease to the  contrary,  Base
                                                    Rent is  calculated  for the  Premises  based on 45,000  rentable square  feet  (sometimes  referred  to as  the  "AGREED  RENTABLE
                                                    SQUARE FOOTAGE" or the "AGREED RENTABLE SQ. FT.")

                                                    See Section 21.25 for Rent Abatement provisions



           B.     LANDLORD'S ADDRESS FOR PAYMENT    c/o Column Financial
                  OF RENT:                          37193 Eagle Way
                                                    Chicago, Illinois  60678-1371 (Sections 3.1 and 3.3)

           C.     TENANT'S PROPORTIONATE SHARE      Five and Nine-One  Hundredths  percent (5.09%),  which equals the
                  (TAXES):                          percentage  that  the  Agreed  Rentable  Square  Footage  of  the
                                                    Premises  (which  is  stipulated  by  the  parties  to be  45,000 rentable  square feet) bears to the total  square  footage of all rentable  office space in the Building  (which is  stipulated  by the parties to be 884,005 rentable square feet) (Section 3.2)

         D.TENANT'S PROPORTIONATE SHARE             Seven and Eight  Hundredths  percent  (7.08%),  which  equals the
                  (OPERATING COSTS):                percentage  that  the  Agreed  Rentable  Square  Footage  of  the
                                                    Premises  (which  is  stipulated  by  the  parties  to be  45,000 rentable  square feet) bears to the total  square  footage of all rentable  office  space in the  Building  not  occupied  by Sears under the Sears Lease (which is  stipulated  by the parties to be
                                                    635,629 rentable square feet) (Section 3.2)

         E.BASE YEAR:                               2006 (Section 3.2)

         F.OPERATING COSTS ADJUSTMENT:              Subject  to the  modification  provisions  set forth in  Sections
                                                    3.2(f)  and  3.2(g) of the Lease,  Tenant's  Proportionate  Share
                                                    (Operating  Costs) of the  amount by which  the  Operating  Costs incurred  during any  calendar  year  during the Term  exceed the
                                                    Operating Costs incurred during the Base Year (Section 3.2)

         G.TAX ADJUSTMENT:                          Tenant's  Proportionate Share (Taxes) of the amounts by which the
                                                    Taxes paid during any calendar  year of the Term exceed the Taxes paid during the Base Year (Section 3.2)
.................................................... ..................................................................

VI.  OTHER PROVISIONS
     A.  SECURITY DEPOSIT:                          Letter of  Credit  in the  amounts  and for the time  periods  as follows:


                                                    PERIOD                                     AMOUNT
                                                    ------                                     ------

                                                    Commencement Date -

                                                     Rent Commencement Date                    $  42,865.09

                                                    Rent Commencement

                                                          Date - end of first

                                                          Lease Year                           $750,000.00

                                                    Second Lease Year                          $675,000.00

                                                    Third Lease Year                           $600,000.00

                                                    Fourth Lease Year                          $525,000.00

                                                    Fifth Lease Year                           $475,000.00

                                                    Sixth Lease Year                           $400,000.00

                                                    Seventh Lease Year                         $375,000.00

                                                    Ninth Lease Year                           $375,000.00

                                                    Tenth Lease Year                           $375,000.00

                                                    Eleventh Lease Year -

                                                     Termination Date                          $375,000.00

     B.  PERMITTED USE:                             General office and administrative use (Section 7)

     C.  LANDLORD'S BROKER:                         MB Real Estate Services, L.L.C. (Section 21.4)
.................................................... ..................................................................
     D.  TENANT'S BROKER:                           Transwestern Commercial Services (Section 21.4)
.................................................... ..................................................................


The summary of lease information set forth above and any addendum and/or exhibit(s) attached to this Lease are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the lease information set forth above means the respective information above, including all of the terms provided under the particular section of this Lease pertaining to such information. In the event of any conflict between the summary of lease information and the provisions of this Lease, the latter will control. All section references in this summary refer to the sections of the Lease where such provision is described.

                         LANDLORD:

                         ONE NORTH DEARBORN PROPERTIES, LLC, a Delaware limited liability company

                         By:_____________________________________________
                         Its: ___________________________________________

                         TENANT:

                         COOLSAVINGS, INC.,
                         a Delaware Corporation

                         By:_________________________________
                         Its:_________________________________

         THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the Lease Date between Landlord and Tenant. All capitalized terms not otherwise defined in the body of the Lease have the meanings established in the Lease Information Summary above.

1.       LEASE GRANT.

         Subject to the terms of this Lease, Landlord leases to Tenant and Tenant rents from Landlord the Premises in the Building. The Premises are outlined on the floor plan attached to this Lease as Exhibit A.

2.       TERM.

         2.1.     Commencement Date.

         The term of this Lease (the "Term") will commence on the Commencement Date and will end on the Termination Date. Upon Tenant's taking occupancy of the Premises, Landlord and Tenant agree to sign the Certificate of Commencement Date attached to this Lease as Exhibit G confirming the Commencement Date and the Termination Date.

         2.2.     Condition of Premises.

                  Tenant's acceptance of possession of the Premises will be deemed conclusive evidence that Tenant has approved and accepted the Premises in their "AS-IS" condition on the date Tenant accepts possession. Landlord has no obligation to make any changes or improvements to the Premises. The cost of any such changes and/or improvements shall be paid for by Tenant in the manner set forth in the Workletter attached hereto as Exhibit F, subject to Landlord's obligation to fund Landlord's Contribution as set forth therein.

         2.3      Tenant's Termination Option.

         Provided an Event of Default is not in existence as of the date of the Termination Notice and as of the Early Termination Date (as such terms are defined below), Tenant shall have a one-time option to terminate this Lease (the "Termination Option") effective on the last day of the sixth (6th) Lease Year (the "Early Termination Date") by delivering written notice of such termination (the "Termination Notice") to Landlord not less than the last day of the fifth
(5th) lease year, time being of the essence. Contemporaneously with its delivery of the Termination Notice, Tenant must also pay to Landlord, by certified or cashier's check or by wire transfer, a termination fee equal to $1,395,563.00, (which is the sum of all of Landlord's unamortized costs, including but not limited to Landlord's unamortized tenant improvements, leasing commissions and rent abatement (calculated at the rate of 12% per year) as of the Early Termination Date). In the event Tenant exercises its Termination Option, Tenant will vacate and surrender possession of the Premises to Landlord on or before the Early Termination Date in the manner required under this Lease. Any attempt by Tenant to exercise its Termination Option by any method, at any time or in any circumstances other than as specifically set forth in this Section 2.3 will be null and void and of no force or effect at the sole option and discretion of Landlord. The Termination Option is reserved solely to Tenant and will not inure to the benefit of any assignees, sublessees, transferees, successors and/or assigns of Tenant. Notwithstanding any exercise of the Termination Option by Tenant pursuant to this Section 2.3, (i) Tenant shall remain liable to Landlord for any and all Base Rent, Additional Rent and/or any other amounts due from Tenant which accrue prior to the Early Termination Date but which become due on or after the Early Termination Date, and (ii) Landlord and Tenant shall each remain liable to the other for the performance of any and all of such party's respective obligations which accrue prior to the Early Termination Date but which become due on or after the Early Termination Date.

3.       RENT.

         3.1.     Base Rent.

         Base Rent is payable by Tenant throughout the Term in the amounts and at the times set forth in the Lease Information Summary above. Subject to the adjustments set forth in the last sentence of this Section 3.1, the first monthly installment of Base Rent is due and payable on the Rent Commencement Date; and subsequently. Base Rent is payable no later than the first day of each month beginning on the Rent Commencement Date. The monthly Base Rent for any partial month at the beginning of the Term will equal the product of 1/30 of the monthly Base Rent in effect during the partial month multiplied by the number of days in the partial month from and after the Rent Commencement Date.

         3.2.     Additional Rent.

                  (a) Payment of Additional Rent. Commencing on January 1st of the calendar year immediately following the Base Year, Tenant will pay to Landlord as Additional Rent ("Additional Rent") the Operating Costs Adjustment and the Tax Adjustment, which will be calculated and determined by Landlord as set forth below.

                  (b) Definition - Operating Costs. The term "Operating Costs" means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, maintenance and management of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (1) wages and salaries [including management fees (not exceeding $1.00 per rentable square foot for the total Building) and reimbursements of expenses incurred by Landlord's management agent] of all employees below the level of General Manager or similar title engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating to such costs; (2) all uniforms, supplies, tools and materials used in the operation, supervision, maintenance, repair, replacement and security of the Building; (3) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs of the Building (but limited to the amount of annual savings generated by such improvements) as well as capital improvements made in order to comply with any law, statute, ordinance, code, regulation or insurance requirement(s) promulgated by any governmental authority after the Commencement Date, in either case as amortized over the useful economic life of such improvements using generally accepted accounting principles; (4) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building's tenants; (5) insurance expenses; (6) repairs, replacements, and general maintenance of the Building, including costs of inspecting and depreciation of machinery and equipment; (7) service or maintenance contracts and/or agreements for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window washing, landscaping, elevator maintenance, HVAC system maintenance, security, cleaning, trash removal, sweeping and snow removal); (8) legal, accounting, engineering and other professional fees and expenses relating to managing and maintaining the Building; (9) costs, including reasonable attorney's fees, incurred in contesting, protesting, attempting to reduce and/or attempting to restrict increases in Taxes; and (10) all other costs properly constituting operating costs according to sound accounting principles consistently applied.

                  (c) Exclusions From Operating Costs. Operating Costs do not include costs for (1) capital improvements made to the Building (except capital improvements described in Section 3.2(b)(3) above); (2) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (3) interest, principal, amortization or other payments on loans to Landlord, except for interest payments made in connection with Subsection 3.2(b)(3) above; (4) depreciation;
         (5) real estate brokerage and/or leasing commissions; (6) renovations, alterations or improvements to the space of other tenants or occupants of the Building or vacant space in the Building; (7) Taxes; (8) rental under any ground leases; (9) cost of repairs, alterations or replacements required as the result of the exercise of any right of eminent domain, to the extent Landlord has received an award; (10) cost of any special service or benefit rendered to a tenant of the Building which is not rendered generally to tenants of the Building; (11) costs and expenses incurred in connection with leasing space in the Building, such as tenant allowances, space planner fees, advertising and promotional expenses, and legal fees for the preparation of leases;
         (12) with respect to any leasing office in the Building, rent payable in excess of what is reasonable and customary for similar buildings;
         (13) court costs and legal fees incurred in connection with disputes with any tenant other than violations of Building rules and regulations; (14) costs incurred by reason of the adjudicated violation by Landlord of any lease or other contractual obligations; (15) Landlord's general overhead, except as it relates to management of the Building; (16) payments of any other cost or expense to the extent to which Landlord is paid or reimbursed by any person (other than through reimbursements of Operating Costs and Taxes from tenants in the Building); (17) costs of paintings, sculptures and other art work within the Building; (18) any compensation paid to any person or entity controlled directly or indirectly by Landlord or any principal of Landlord but only to the extent such compensation exceeds what would have been earned had such services, supplies or materials been provided on a competitive basis; (19) costs (including, without limitation, attorneys' fees), fines or penalties incurred due to the adjudicated violation by Landlord of applicable laws and regulations; and (20) all expenses related to removal of asbestos from any floor in the Building (except to the extent necessary in connection with routine repairs and/or maintenance of the Building systems which costs for routine repairs and/or maintenance will not exceed $20,000 in any calendar year).

                  (d) Definition - Taxes. The term "Taxes" means all taxes, assessments and governmental charges payable in a calendar year, regardless of when such Taxes become a lien upon the Building, including but not limited to all real estate and transit district taxes and assessments, sewer charges, sales and use taxes, ad valorem taxes, personal property taxes, the Illinois Property Replacement Tax and any other taxes and assessments attributable to the Building (or its operation), the grounds, parking areas, driveways, and alleys around the Building, but excluding any federal and state taxes on the income of Landlord from the operation of the Building and excluding inheritance, estate, succession, transfer, gift, franchise or capital stock taxes, nor shall Taxes include any interest or penalties on account of Landlord's failure to pay such Taxes in a timely manner. If the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received solely from the Building or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part of such taxes so based, will be deemed to be included within the term "Taxes" for purposes of this Lease. Notwithstanding anything in this Section 3.2 to the contrary, for purposes of computing the Tax Adjustment, the Taxes shall be determined based on a Class 5a commercial property under the Cook County Classification Ordinance (or successor legislation).

                  (e) Payment of Additional Rent. Landlord will make a good faith estimate of the Additional Rent to be due from Tenant for all or part of any calendar year during the Term, and Tenant agrees to pay to Landlord, on the January 1, 2007 and on the first day of each subsequent calendar month during the Term, an amount equal to 1/12th of the estimated Additional Rent for such full or partial calendar year. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due from Tenant and deliver a copy of the estimate or re-estimate to Tenant. Subsequently, the monthly installments of Additional Rent payable by Tenant will be appropriately adjusted in accordance with Landlord's estimations so that by the end of the calendar year in question Tenant will have paid all of the Additional Rent as estimated by Landlord. By April 1 of each calendar year, or as soon after that date as practicable, Landlord will furnish to Tenant a statement of Operating Costs paid for the previous year, adjusted as provided in Section 3.2(f) below (the "Operating Costs Statement"). By September 1 of each calendar year, or as soon after that date as practicable, Landlord will furnish to Tenant a statement of the Taxes paid for the previous year, adjusted as provided in Section 3.2(f) below (the "Tax Statement"). If the Operating Costs Statement and/or the Tax Statement reveal(s) that Tenant paid more in Operating Costs Adjustment or Tax Adjustment than the actual amount for the year for which such statement was prepared, then Landlord will promptly credit Tenant for such excess. Likewise, if Tenant paid less in Operating Costs Adjustment than the actual amount for the year for which such statement was prepared, then Tenant shall pay such deficiency to Landlord within thirty (30) days after Landlord's invoice. This provision will survive the Termination Date of this Lease.

                  (f) Occupancy Adjustment. With respect to any calendar year or partial calendar year in which the Building is not fully occupied (including without limitation the Base Year), those Operating Costs (including management fees) which vary with occupancy of the Building for such period will, for the purposes of this Lease, be increased to the amount which would have been incurred had the Building been fully occupied.

                  (g) Operating Costs Adjustment - Sears Lease As of the date of this Lease, Sears Roebuck & Co. ("Sears") leases approximately 248,376 rentable square feet of space (the "Retail Space") in the Building. During the Term, except as provided herein, total Operating Costs will be reduced by the annual amount set forth on Exhibit H attached to this Lease (the "Retail Contribution"). The Retail Contribution covers a portion of the Operating Costs (the "Sears Operating Costs") for water, management fees, administrative fees and insurance, being the services (the "Sears Services") which Landlord is, as of the date of this Lease, obligated to furnish to Sears under the Sears Lease. Any other services or requirements needed by Sears to operate the Retail Space are paid by Sears. Landlord further agrees that if in the future Landlord provides additional services (other than the Sears Services) to Sears or any other retail occupant of the Retail Space, then the cost of such additional services will not be included in Operating Costs. In addition, if following the expiration of the Sears Lease, the Retail Space is used for office purposes rather than retail purposes, the parties will make an equitable adjustment (on a proportionate basis) to
         (i) the Retail Contribution, (ii) Tenant's Proportionate Share - Operating Costs, (iii) the Base Year Operating Costs, and (iv) any other item(s) requiring an adjustment as a result of such conversion; provided, however, that in no event will any such adjustment result in Tenant paying any more or less, on a per square foot basis, than what Tenant would have paid had the Sears Lease not expired.

                  (h) Tenant's Right to Review Operating Costs and Tax Computations. If Tenant takes exception to the calculation of the Operating Costs for any calendar year of the Term, including the applicable Base Year, for a period of six (6) months after receipt of the applicable Operating Costs Statement, Tenant shall have the right to examine and audit the records supporting such calculations. Tenant agrees that it may not withhold any payments or offset any amounts against Rent in connection with any such examination and review. Further, Tenant may engage the services of any consultant to make its own review of Landlord's calculation of Operating Costs. The cost of Tenant's consultant shall be borne solely by Tenant except as set forth below. If Landlord and Tenant agree or if there is a judicial determination that the Operating Costs have been overstated by Landlord, then Landlord shall recalculate the Operating Costs Adjustment, as applicable, and pay to Tenant any overpayment. If Landlord and Tenant agree or if there has been a judicial determination that the Operating Costs have been overstated by more than 5%, Landlord shall also pay the reasonable actual cost of Tenant's consultant, provided Tenant uses a third party non-affiliated consultant which bills for its services on a non-contingent basis.

                  (i) Landlord agrees that it will not collect more than one hundred percent (100%) of the increases in Operating Costs and Taxes (as such terms are defined and applicable under this Lease and under the leases in the Building for other tenants) from Tenant and all other tenants in the Building.

         3.3.     Payment.

         Tenant agrees to timely pay to Landlord during the Term Base Rent, Additional Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively the "Rent"), without, except as otherwise set forth in this Lease, notice, demand, abatement, deduction, setoff or counterclaim, at Landlord's Address for Payment of Rent or as otherwise specified by Landlord. Tenant further agrees to pay a late fee equal to five percent (5%) of any delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. Notwithstanding anything above to the contrary, Tenant will not be obligated to pay a late fee for the first two (2) delinquent payments in any calendar year, if such payment (or payments) is (are) received within ten (10) days of the due date. In no event, however, will the charges permitted under this Section 3.3 or elsewhere in this Lease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest. Notwithstanding anything above to the contrary, Tenant will not be obligated to pay a late fee for the first two (2) delinquent payments in any calendar year, if such payment (or payments) is (are) received within five
(5) days of the due date.

4.       SECURITY DEPOSIT.

         4.1.     Letter of Credit.

         Tenant will deliver to Landlord, simultaneously with the execution of this Lease, a letter of credit (the "Letter of Credit") in the amount of the Security Deposit as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. Landlord will have no obligation to pay any interest on the Security Deposit to Tenant. The Security Deposit is not an advance payment of Rent nor a measure or limit of Landlord's damages upon an Event of Default (as defined in Section 15 below). The Letter of Credit is subject to the following provisions:

                  (a) Form and Issuer. The Letter of Credit must (i) be a clean, unconditional, stand-by, irrevocable Letter of Credit in favor of Landlord in a form which is acceptable to Landlord in all respects (ii) bear an effective date substantially the same as the date of this Lease, and (iii) be issued by Wachovia Bank or by a federally insured national banking association located in Chicago, Illinois which is reasonably acceptable to Landlord in all respects.

                  (b) Expiration; Extension or Replacement. The Letter of Credit must: (i) have an expiration date no earlier than the Termination Date of this Lease, or (ii) be renewed annually through the Termination Date, in which event Tenant must submit to Landlord original amendments extending the Letter of Credit expiration date (or replacement Letters of Credit with extended expiration dates), on an annual basis no later than thirty (30) days prior to the expiration date of the Letter of Credit then in effect. Failure to so extend the expiration date of the Letter of Credit in the foregoing manner will, in addition to all of Landlord's other remedies, entitle Landlord to draw down the Letter of Credit without notice to Tenant and to hold or apply the proceeds as provided in this Lease.

                  (c) Draws. If there shall occur an Event of Default under this Lease, Landlord may but is not obligated to draw down on all or a portion of the Letter of Credit without notice to Tenant and apply the proceeds to the payment of any sum owing or any other sum which Landlord may be required or deems necessary to spend or incur by reason of such Event of Default. If Landlord draws upon the Letter of Credit and any portion of the proceeds of such draw is not required for such purposes, Landlord will treat such unused proceeds as a cash security deposit, as security for the full and prompt performance by Tenant of the terms and covenants of this Lease and apply the same as provided in
         Section 4.1 above. Following any such application of the Security Deposit as described above, Tenant agrees to pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount or restore the Letter of Credit in an amount equal to the amount drawn. Provided that Tenant has performed all of its obligations under this Lease, Landlord will, within thirty (30) days after the end of the Term, return the Security Deposit or Letter of Credit to Tenant. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord will assign the Security Deposit to the transferee and Landlord subsequently will have no further liability for the return of the Security Deposit. In such event, Tenant agrees to cooperate with Landlord and take all reasonable actions necessary to effectuate the assignment of the Security Deposit to the transferee.

         4.2.     INTENTIONALLY DELETED

5.       LANDLORD'S OBLIGATIONS.

         5.1.     Services.

         Landlord will furnish to the Premises (1) water at those points of supply provided for general use of tenants of the Building; (2) heating and air conditioning between 8:00 a.m. and 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays (collectively "Normal Business Hours"); (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations as set forth on Exhibit C, and such window washing as may from time to time be reasonably required (but not less than two (2) times per calendar year for exterior window washing, weather permitting); (4) passenger elevators for ingress and egress, provided that Landlord may reasonably limit the number of operating elevators during hours which are not Normal Business Hours; and (5) electrical current for Tenant's equipment in a sufficient quantity to meet Normal Office Usage (as defined below), provided that Tenant will be responsible for the cost of any additional electrical requirements beyond Normal Office Usage. In a manner comparable to other renovated Class B office buildings of similar age and type in the "Loop" area of downtown Chicago, Landlord will (i) maintain the common areas, systems, and equipment servicing the Building in reasonably good order and condition, and (ii) provide building security services. If Tenant desires any heating or air conditioning at any time other than during Normal Business Hours, then such services will be supplied to Tenant upon the written request (including an email notice from authorized Tenant personnel) of Tenant delivered to Landlord not less than twenty-four (24) hours prior to the business day for which such extra usage is required and prior to 3:00 P.M. on the business day immediately preceding any weekend day or holiday for which such extra service is required. Notwithstanding the provisions set forth in the immediately preceding sentence, Landlord will use commercially reasonable efforts to provide heating or air-conditioning for extra usage on a business day if written request is received prior to 3:00 P.M. on such business day. Tenant, upon demand from Landlord, will pay Landlord for such services at rates determined by Landlord from time to time (it being acknowledged that such rate is currently $150.00 per hour per floor). Landlord and Tenant acknowledge that Tenant has access to the Building twenty-four (24) hours a day, seven (7) days a week.

         5.2.     Utilities.

         Since the respective utilities are not separately metered at the Premises and billed directly to Tenant by the service provider, Tenant will pay directly to Landlord as Rent, upon demand by Landlord, the cost of all utilities used or consumed at, on or in the Premises. Such cost will be the actual cost (with no profit or markup) to Landlord based upon Tenant's usage evidenced by the submeters servicing the Premises. Such meters will be read by Landlord on a periodic basis. If at any time in the future the respective utilities are separately metered at the Premises and billed directly by the service provider, then Tenant shall pay directly to each provider of such utilities the cost of all utilities used or consumed at, on or in the Premises as and when the charges for the same become due and payable. If Tenant fails to pay for any of the above services when the same become due and payable, then, provided Landlord has given Tenant not less than ten (10) days prior notice, Landlord will have the right but not the duty to pay the same, which amount so paid will be deemed Rent and will be payable immediately upon demand from Landlord. Tenant agrees to (i) keep and cause to be kept closed all windows in the Premises, (ii) at all times reasonably cooperate with Landlord in the operation of the heating and air conditioning systems, and (iii) abide by all reasonable regulations and requirements which Landlord may prescribe to permit the proper functioning and protection of the heating and air conditioning systems.

         5.3.     Excess Utility Use.

         Landlord is not required to furnish electrical current for equipment whose electrical energy consumption exceeds Normal Office Usage (as defined below). If Tenant's requirements for or consumption of electricity exceed 7 watts/rsf for receptacle and lighting ("Normal Office Usage"), Landlord will, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant agrees to pay to Landlord the cost of such service within thirty (30) days after Landlord has delivered to Tenant an invoice for such services. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant may not install any electrical equipment requiring special wiring or requiring voltage in excess of Normal Office Usage unless approved in advance and in writing by Landlord, which approval will be within Landlord's sole discretion. Tenant agrees not to use electricity in the Premises which exceeds the capacity of existing feeders and risers to or wiring in the Premises. If approved by Landlord, any risers or wiring required to meet Tenant's excess electrical requirements will be installed by Landlord, upon

Tenant's request and at Tenant's cost, if, in Landlord's judgment, the same are necessary and will not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and such cost, including the cost of installation, operation, use, and maintenance, will be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice for such cost. The costs, if any, for which Tenant is responsible under this Section 5.3 will be at Landlord's actual cost without profit or mark up.

         5.4.     Restoration of Services.

                  Landlord agrees to use reasonable efforts to restore any service that becomes unavailable. Such unavailability will not, however, render Landlord liable for any damages, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant's obligations under this Lease. . Notwithstanding any provision to the contrary in this Lease, if there is a cessation, interruption or reduction of any of the services agreed to be furnished by Landlord under this Section 5 and if (a) the same does not arise as a result of an act or omission of Tenant, (b) as a result, the Premises, or any portion of the Premises are rendered Untenantable (as defined below), and (c) such Untenantability continues without interruption for a period of five (5) consecutive days after Tenant has notified Landlord, then the Rent payable under this Lease shall be equitably abated, to the extent of such Untenantability until the Premises are no longer Untenantable. The foregoing abatement of Rent shall become effective as of the first business day following the day on which Tenant gave notice to Landlord that the Premises became Untenantable. "Untenantable" and "Untenantability" means that the entire Premises are not occupied by Tenant in the normal course of its business, except that the Premises shall not be deemed untenantable if there are present in the Premises a limited number of employees of Tenant who are performing activities such as securing the Premises and removing files and computers.

5.5.     Chilled Water Usage.

         Tenant has elected to utilize chilled water for supplemental air-conditioning equipment. At Tenant's sole cost, Landlord shall either (i) install a BTU meter to measure the usage of chilled water, such measurement to be made in ton hours or (ii) change Tenant a flat fee per ton per month for its water usage. In the event Tenant elects subparagraph (i) above, Tenant will permit necessary access to the Premises and Landlord will take meter readings on a monthly basis and Tenant further agrees to pay $0.36 per ton hour for its actual chilled water usage. Within thirty (30) days after receipt from Landlord of the calculation of the cost of the monthly ton hour usage, Tenant will pay Landlord such amount as calculated by Landlord.

         5.6      Landlord's Representations.

         Landlord represents as follows:

                  (a) Landlord has received no notice that the Building, including its common areas, is not in general compliance with the requirements of the Americans With Disabilities Act.

                  (b) Landlord has received no notice of any violation of any environmental law applicable to the Building.

6.       IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

         6.1.     Improvements; Alterations.

         The provisions of this Section 6.1 shall apply to improvements and alterations contemplated subsequent to the tenant improvements described in the Workletter. No alterations, physical additions or improvements in or to the Premises may be made without Landlord's prior written consent which consent shall not unreasonably be withheld. Landlord may withhold its consent to any alteration or addition that could affect the Building's structure or its HVAC, plumbing, electrical or mechanical systems. Tenant may not paint or install lighting, signs, window or door lettering, or advertising media of any type on or about the Premises in a location visible from outside the Premises without the prior written consent of Landlord. Tenant acknowledges that Landlord may withhold its consent to any such painting or installation which could affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions and improvements installed in the Premises must be (i) performed at Tenant's expense and only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and (ii) constructed, maintained and used by Tenant at its own risk and expense in accordance with all laws. Landlord's approval of the plans and specifications is not a representation by Landlord that such alterations, additions, or improvements comply with any law. Prior to commencing any work, Tenant agrees to reimburse Landlord for the actual out-of-pocket costs incurred to third parties by Landlord in connection with supervising such alterations, additions or improvements performed by Tenant subsequent to the tenant improvements described in the Workletter. Tenant agrees that it will remove or cause its contractor(s) to remove all waste and debris from the Premises upon the completion of any alterations, additions or improvements. Notwithstanding anything in this Section 6.1 to the contrary, Landlord's consent will not be required if (i) the alterations do not affect the HVAC, plumbing, electrical or mechanical systems of the Building, (ii) the alterations do not affect the structure of the Building, (iii) the cost of the alterations do not exceed $15,000 in any six (6) month period and (iv) Tenant has notified Landlord of such alterations prior to commencement of any work.

         6.2.     Repairs and Maintenance.

         Tenant agrees to maintain the Premises in a clean, safe, and operable condition, and will not permit or allow to remain any waste or damage to any portion of the Premises. Tenant agrees to pay for the cost of repairing or replacing, subject to Landlord's direction and supervision, any damage to the Premises and the Building caused by Tenant, Tenant's employees, Tenant's transferees, or their respective agents, contractors, or invitees. If Tenant fails to commence such repairs or replacements within fifteen (15) days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 6.2 must be paid by Tenant to Landlord, together with a supervisory and administrative fee equal to ten percent (10%) of the cost of the repair or replacement work performed by Landlord, within thirty (30) days after Landlord has invoiced Tenant for such cost and will constitute Rent under this Lease. Notwithstanding anything in this Section 6.2 to the contrary, in the event Landlord recovers any insurance proceeds for the costs of any repairs made pursuant to this Section 6.2, Landlord will reimburse Tenant to the extent Tenant has paid such costs.

         6.3.     Performance of Work.

         Only Landlord or contractors and subcontractors approved in writing by Landlord (which approval shall not unreasonably be withheld, conditioned or delayed) may perform the work described in this Section 6. Tenant will cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work must be performed in accordance with all applicable governmental requirements and in a good and workmanlike manner so as not to damage the Premises, the Building or the components of the Building. Tenant agrees to defend, indemnify and hold Landlord, its trustees, beneficiaries, employees, successors and assigns harmless from and against any claims, liabilities, damages, losses, costs and expenses, including but not limited to attorney's fees and court costs, suffered or incurred by Landlord arising from any of Tenant's alterations, additions or improvements to the Premises, except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees.

         6.4.     Mechanic's Liens.

         Tenant must not permit any mechanic's lien(s) to be filed against the Premises or the Building for any work performed, materials furnished, or obligations incurred by or at the request of Tenant. If such a lien is filed, then, within ten (10) days after Landlord has delivered notice of the filing to Tenant, Tenant must either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, will constitute Rent payable by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant for such payment. Tenant agrees to defend, indemnify and hold Landlord, its trustees, beneficiaries, employees, successors and assigns harmless from and against any claims, liabilities, damages, losses, costs and expenses, including but not limited to attorney's fees and court costs, suffered or incurred by Landlord arising from the presence or removal of any mechanic's lien(s) affecting the Premises and/or the Building relating to any work performed, materials furnished or obligations incurred by or at the request of Tenant.

7.       USE.

         Tenant may use the Premises only for the Permitted Use, and must comply with all applicable statutes, laws, ordinances, codes, orders, rules and regulations, as well as all requirements (of which Tenant has been provided notice) of any of Landlord's insurance providers, relating to the use, condition and occupancy of the Premises. The Premises may not be used for any use which
(i) is disreputable, creates fire hazards, or results in an increased rate of insurance on the Building or its contents; (ii) would violate any covenant, agreement, term, provision or condition of this Lease or is in contravention of the certificate of occupancy or zoning ordinances pertaining to the Building;
(iii) would serve any foreign, federal, state, county, municipal or other governmental entity or agency that either (a) regularly attracts to its premises large numbers of persons in the general public (e.g., without limitation, Immigration and Naturalization Service, Social Security Administration) or (b) creates security risks to Building tenants materially greater than risks caused by general office tenants (e.g., Bureau of Alcohol, Tobacco and Firearms, U. S. Marshall, Federal Bureau of Investigation); (iv) would alter, affect or interfere with or would overload the electrical, mechanical or HVAC systems or any other component of the Building, or would exceed the floor load per square foot which the floor was designed to carry and which is allowed by law; or (v) would, in Landlord's reasonable judgment, in any way adversely impair or tend to impair or exceed the design criteria, structural integrity, character, reputation or appearance of the Building. Tenant will not conduct or permit the generation, transportation, storage, installation, treatment or disposal, either in the Building or in the Premises, of any hazardous or toxic materials (other than materials which are used in the operation of common office machines or equipment or in cleaning the office and are properly and lawfully stored), and Tenant will keep the Building and the Premises free of any lien or claim imposed under any federal, state or local environmental statute, law, ordinance, code, rule or regulation. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, Tenant must pay to Landlord the amount of such increase on demand. Tenant agrees to conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

8.       ASSIGNMENT AND SUBLETTING.

         8.1.     Transfers; Consent.

                  (a) Transfers. Tenant may not, without the prior written consent of Landlord, which consent may be granted or withheld by Landlord in its reasonable discretion, do any of the following:

                           (i) assign, transfer, or encumber this Lease or any
                  estate or interest in this Lease, whether directly or by operation of law;

                           (ii) permit any other entity to become Tenant under
                  this Lease by merger, consolidation, or other reorganization; provided, however, Tenant does not need to obtain Landlord's consent if, after giving effect to such merger, consolidation or other reorganization, Tenant maintains fifty percent (50%) of the ownership in or voting control of such new entity and the minimum tangible net worth of such new entity is the same as that of Tenant at the beginning of this Lease;

                           (iii) if Tenant is an entity other than a corporation
                  whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant (except as otherwise provided in Section 8.1(d) below);

                           (iv) sublet any portion of the Premises;

                           (v) grant any license, concession or other right of
                  occupancy of any portion of the Premises; or

                           (vi) permit the use of the Premises by any parties
                  other than Tenant.

                  Any of the events listed in Section 8.1(a)(i) through 8.1(a)(vi) above are referred to as a "Transfer".

                  Without limitation as to Landlord's right to reasonably withhold its consent, by way of example, Landlord may withhold its consent to a Transfer if Tenant's proposed transferee (1) is a tenant in the Building whose space needs can otherwise be accommodated by Landlord, in Landlord's reasonable discretion; (2) is not of good reputable character; (3) does not have the financial wherewithal to pay to Tenant its sublease rent and perform all of Tenant's obligations under this Lease; (4) does not intend to use the Premises only for the Permitted Use; (5) creates security risks to the Building Tenants materially greater than risks caused by general office tenants (e.g. Bureau of Alcohol, Tobacco and Firearms, U.S. Marshall, and Federal Bureau of Investigation); or (6) is a foreign, federal, state, county, municipal or other governmental entity.

                  (b) Procedure to Obtain Consent. If Tenant requests Landlord's consent to a Transfer, then Tenant must provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information that Landlord may request; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Landlord will provide Tenant with a written response to such Transfer request within thirty (30) days after Landlord's receipt of Tenant's written request. Concurrently with Tenant's request for consent to a Transfer, Tenant agrees to (i) pay to Landlord an assignment fee in the amount of One Thousand and 00/100 Dollars ($1,000.00), and (ii) reimburse Landlord immediately upon its request for all of its expenses (including but not limited to reasonable attorneys' fees and administrative fees) incurred in connection with considering any request for consent to a Transfer. Nothing in this Section 8.1(b) may be construed as granting to any third party the rights of a third-party beneficiary, so as to entitle such third party to seek to enforce any of the above provisions.

                  (c) Obligations After Transfer. If Landlord consents to a proposed Transfer, then both Tenant and the proposed transferee must
         (i) deliver to Landlord a written agreement acceptable in all respects to Landlord under which the proposed transferee expressly assumes all of Tenant's obligations under this Lease, and (ii) if requested by Landlord, execute the consent form required by Landlord. Landlord's consent to a Transfer will not release Tenant from its obligations under this Lease, but rather Tenant and its transferee will be jointly and severally liable for such obligations. Landlord's consent to any Transfer does not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part of the Premises are subject to a Transfer, then Landlord, in addition to its other remedies, may collect rent due and owing directly from such transferee and apply such rent against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

                  (d) Permitted Transfers. Notwithstanding anything this Section 8 to the contrary, Tenant shall have the right, without Landlord's consent, to assign this Lease or sublease the Premises to, or allow occupancy of the Premises by a parent corporation of Tenant or an affiliated corporation of Tenant or any entity which controls, is controlled by, or is under common control with Tenant, provided Tenant is not released or discharged from any disability or obligation under this Lease and further provided Tenant gives Landlord prior written notice of such Transfer. In addition, provided Tenant notifies Landlord prior to any Transfer described in Sub-section 8.1(a)(iii) above, such Transfer may be made without Landlord's prior consent as long as the tangible net worth of Tenant, as newly constituted, or the new entity, as the case may be, is equal to or greater than the tangible net worth of Tenant on the Commencement Date.

         8.2.     Recapture.

         In the event Tenant causes or seeks to cause a Transfer (other than a Permitted Sublease, as defined below), Landlord may terminate this Lease and recapture the applicable space as of the date the proposed Transfer is to be effective, or within thirty (30) days after the date of Landlord's discovery of the Transfer, as the case may be. Landlord may exercise this termination right within thirty (30) days after Landlord's receipt of Tenant's written request for Landlord's consent, or within thirty (30) days after learning of such Transfer if Landlord's consent has not been requested by Tenant. If Landlord terminates this Lease as provided above, then this Lease will cease and Tenant shall pay to

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

Landlord all Rent accrued through the Termination Date. Subsequently, Landlord may lease the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding anything above to the contrary, if Landlord exercises its right to recapture, then Tenant may, within five (5) days following receipt of Landlord's notice to exercise its right of recapture, rescind its request regarding such Transfer; provided, however, that any such rescission may only be invoked two (2) times during the Term. "Permitted Sublease" means a sublease (i) entered into by Tenant prior to three (3) years before the Termination Date, (ii) subleasing less than 25,000 square feet of the Premises and (iii) expiring not later than two (2) years before the Termination Date.

         8.3.     Additional Compensation.

         Tenant agrees to pay to Landlord, immediately upon receipt, fifty percent (50%) any and all funds received by Tenant for a Transfer in excess of the Rent allocable to the Premises after Tenant has first recovered its reasonable out-of-pocket transfer costs, if any, including, but not limited to, tenant improvements costs, leasing commissions, free rent and other monetary concessions granted to the transferee in the Transfer.

         8.4      Intentionally Deleted.

9.       INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

         9.1.     Insurance.

         Tenant agrees to maintain throughout the Term the following insurance policies:

                  (a) comprehensive general liability insurance in amounts of not less than a combined single limit of $3,000,000.00 or such other amounts as Landlord may, from time to time, reasonably require, and consistent with that required of similar tenants in similar office buildings, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises;

                  (b) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises;

                  (c) contractual liability insurance sufficient to cover Tenant's indemnity obligations under this Lease;

                  (d) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord; and

                  (e) business interruption insurance.

         Tenant will, prior to taking possession of the Premises and prior to the commencement of any work in the Premises, furnish Landlord with certificates of such insurance and such other evidence satisfactory to Landlord confirming Tenant's maintenance of all insurance coverages required under this Lease and naming Landlord and any other parties requested by Landlord as additional insured(s), provided such other parties would customarily be named as an additional insured on insurance maintained by an office tenant in a similar class office building. Each certificate must contain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies must be (i) issued by insurers authorized to do business in the State of Illinois and which are rated at least A-VIII in Best's Key Rating Guide, and (ii) issued by companies and be in form and substance reasonably satisfactory to Landlord. The term "affiliate" means any person or entity, directly or indirectly, controlling, controlled by, or under common control with the party in question. Tenant acknowledges and agrees that it is not permitted to self-insure under this Lease except for workers compensation insurance.

         9.2.     Landlord Insurance

         Landlord shall maintain the following insurance at all times, until the expiration of the Term:

                  (a) Physical Damage Insurance including, but not limited to, fire, sprinkler leakage, vandalism and all other risks of direct physical loss as insured against under special broad form coverage endorsement for the full replacement cost of the Building. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value of the Building and in amounts that meet any coinsurance clause of the policies of insurance.

                  (b) Commercial General Liability Insurance (with broad form commercial liability endorsement, including contractual liability insurance and bodily injury liability) with respect to the Building and land covering, without limitation, any liability for bodily injury, personal injury, including death and property damage with limits at least equal to those required to be carried by Tenant.

         9.3.     Waiver of Negligence; No Subrogation.
         Landlord and Tenant each waives any claim it might have against the other for damage to or theft, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or with respect to such matters as are required to be insured against under the terms of this Section 9, regardless of whether the negligence of the other party caused such loss. Landlord's waiver under this Section 9.2 will not, however, include any deductible amounts on insurance policies carried by Landlord nor any coinsurance penalty which Landlord may sustain. Each party will cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

         9.4.     Indemnity by Tenant.

         Except to the extent such loss is caused by the negligence or willful misconduct of Landlord or is covered (or is required to be covered under this Lease) by Landlord's or Tenant's applicable insurance, Tenant agrees to defend, indemnify and hold Landlord, its trustees, beneficiaries, employees and agents harmless from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any loss arising from (i) any occurrence on the Premises and/or the Building caused by or contributed to by Tenant, its subtenants, licensees, employees, invitees, contractors and/or agents (collectively "Tenant's Affiliates"), and (ii) Tenant's or any of Tenant's Affiliates' failure to perform its obligations under this Lease. This indemnity provision will survive the termination or expiration of this Lease.

         9.5.     Indemnity by Landlord.

         Except to the extent such loss is covered (or is required to be covered under this Lease) by Landlord's or Tenant's applicable insurance, Landlord shall protect, indemnify and save Tenant and its officers, agents and employees harmless from and against any and all obligations liabilities, costs, damages, claims and expenses including attorneys fees for any loss arising from (i) Landlord's failure to perform its obligations under this Lease, or (ii) the negligence or willful misconduct of Landlord, its agents, contractors, servants, employees or invitees, during the Term. This indemnity provision will survive the termination or expiration of this Lease.

10.      SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

         10.1.    Subordination.

         Subject to the provisions of this Section 10.1, this Lease is automatically subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease or primary lease, that now or subsequently covers all or any part of the Building without any further action or writing of the parties (the mortgagee under any such mortgage or the lessor under any such lease is referred to below as a "Landlord's Mortgagee"). In addition, Tenant agrees to execute and deliver to the requesting party a written agreement confirming any such subordination to any present or future Landlord's Mortgagee; provided Landlord shall have furnished to Tenant a non-disturbance agreement from such Landlord's Mortgagee (specifically excluding lessors under ground leases existing on the date of this Lease) in the customary form then in use by Landlord's Mortgagee. Any Landlord's Mortgagee may at any time unilaterally elect to make this Lease superior to its mortgage, ground lease or other interest in the Premises by so notifying Tenant in writing. Not later than sixty (60) days after the execution of this Lease, and as a condition to Tenant's agreement to subordinate to the current Landlord's Mortgagee, Landlord shall deliver to Tenant a non-disturbance agreement from the current Landlord's Mortgagee (and specifically excluding current lessors under ground leases existing on the date of this Lease) in the form customarily in use by Landlord's Mortgagee.

         10.2.    Attornment.

         Tenant agrees to attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, attornment, termination of lease, or otherwise. Within ten (10) business days after such party's request, Tenant will execute and deliver to the requesting party a written agreement(s) confirming such attornment.

         10.3.    Notice to Landlord's Mortgagee.

         Tenant may not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations under this Lease.

11.      RULES AND REGULATIONS.

         Tenant must comply with the rules and regulations of the Building which are attached as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes will not unreasonably interfere with Tenant's use of the Premises. Tenant is responsible for the compliance with such rules and regulations by its employees, agents, and invitees. Landlord agrees that any revisions to or enforcement of the rules and regulations will be uniform and nondiscriminatory as to all tenants in the Building. In the event of any conflict between the provisions of this Lease and the rules and regulations of the Building, the provisions of this Lease will govern.

12.      CONDEMNATION.

         12.1.    Total Taking.

         If the entire Building or Premises is taken by right of eminent domain or conveyed in lieu of eminent domain (a "Taking"), this Lease will terminate and Rent will be apportioned as of the date of the Taking, and Tenant will have no claim against Landlord for the value of the unexpired Term.

         12.2.    Partial Taking -- Tenant's Rights.

         If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent will be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent will abate on a basis reasonably determined by Landlord as to that portion of the Premises rendered untenantable by the Taking.

         12.3.    Partial Taking -- Landlord's Rights.

         If any material portion but less than all of the Building becomes subject to a Taking and Landlord makes a good faith determination that (i) such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, (ii) restoring the Premises would be uneconomical, (iii) the condemnation award is insufficient to rebuild or restore the Building or the Premises, or (iv) Landlord is required to pay any condemnation award arising from the Taking to any Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice to Tenant within thirty (30) days after such Taking, and Rent will be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent will abate as provided in the last sentence of Section 12.2 above.

         12.4.    Award.

         If any Taking occurs, then Landlord is entitled to receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease (but because of the condemnation is unable to move such property), the portion of Tenant's leasehold improvements not paid for by Landlord, moving costs, and other claims it may have so long as such claim does not diminish Landlord's award. In no event may Tenant seek or file any claim against Landlord.

13.      FIRE OR OTHER CASUALTY.

         13.1.    Landlord's Rights.

         If all or any part of the Building and/or the Premises is (are) damaged by fire or other casualty (a "Casualty") then, subject to Landlord's rights to terminate set forth below, Landlord shall repair and restore the damaged portions of the Building and the Premises to its or their condition prior to the Casualty, as further set forth in Section 13.2 below, with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, but Landlord shall not be obligated to expend an amount in excess of the proceeds awarded pursuant to the applicable insurance policy or policies. Within sixty (60) days after the date of the Casualty, (such date referred to as the "Casualty Determination

Date"), Landlord shall make a reasonable good faith determination of whether (i) the Premises and/or the Building can be restored within one hundred eighty (180) days of the Casualty Determination Date and (ii) whether more than fifty percent (50%) of the rentable square footage of the Building, including the Premises, has been destroyed or rendered untenantable by the Casualty. If Landlord reasonably determines that the Premises cannot be rebuilt within such one hundred eighty (180) day period or that more than fifty percent (50%) of the Building are so destroyed or untenantable as set forth in the preceding sentence, then either Landlord or Tenant may terminate this Lease by giving the other party written notice ("Casualty Termination Notice") of such election to terminate within twenty (20) days following the Casualty Determination Date, and Base Rent and Additional Rent will equitably abate to the extent of the Casualty as of the date of the Casualty. Such termination shall be effective sixty (60) days after the Casualty Termination Notice.

         If the Premises or the Building are damaged by a Casualty during the last fifteen (15) months of the Term, and there is an option period remaining under Section 23 below, and if Tenant exercises such option, then Landlord shall proceed in accordance with the provisions of the immediately preceding paragraph. If the Premises or the Building are damaged by a Casualty during the last fifteen (15) months of the Term, and there is no option period remaining under Section 21.21 below, or if an option period remains and Tenant does not exercise its option to extend, then if Landlord or Tenant makes a reasonable good faith determination that restoring the Premises would be uneconomical, or Landlord, in reasonably good faith, determines that (i) there are insufficient insurance proceeds to rebuild or restore the Building or the Premises, or (ii) Landlord is required to pay any insurance proceeds arising out of the Casualty to any Landlord's Mortgagee, then either Landlord or Tenant may terminate this Lease by giving the other party written notice of such election to terminate (the "Second Casualty Termination Notice") within sixty (60) days after the Casualty has occurred (the "Second Casualty Termination Date"), and Base Rent and Additional Rent will equitably abate to the extent of the Casualty as of the date of the Casualty. Such termination shall be effective sixty (60) days after the date of the Second Casualty Termination Notice.

         13.2.    Repair Obligation.

         If Landlord and Tenant both elect not to terminate this Lease following a Casualty, then Landlord, within a reasonable time after such Casualty, will proceed with reasonable diligence to repair, restore or rehabilitate the Building and/or the Premises, as the case may be, to substantially the same condition as they existed immediately before such Casualty. However, Landlord will not be required to repair or replace any of the furniture, equipment, fixtures, and other leasehold improvements which may have been placed by or at the request of Tenant or other occupants in the Building or the Premises and required to be insured by Tenant or other tenants, and Landlord's obligation to repair or restore the Building and/or the Premises will be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. In the event that the insurance proceeds actually received or to be received by Landlord do not or will not permit Landlord to repair, restore or rehabilitate the Premises and/or the Building, as the case may be, to substantially the same condition as they were before such Casualty, then Landlord will notify Tenant at such time as it reasonably believes that such repair, restoration or rehabilitation will not be completed to such condition, and within thirty (30) days of receipt of such notice, Tenant will have the right to terminate this Lease, and Base Rent and Additional Rent will abate as of the date of the Casualty. During such repair or rebuilding of the Building and/or the Premises, Rent for the portion of the Premises rendered untenantable by the damage will be abated from the date of damage until the completion of the repair, restoration or rehabilitation. In the event that Landlord and Tenant both elect not to terminate the Lease and Landlord proceeds to repair the Building and/or the Premises and, the restoration of the Building and/or the Premises is not substantially complete on or before three hundred sixty (360) days from the Casualty Determination Date, Tenant may terminate this Lease by giving Landlord notice of such election (the "Repair Period Tenant Termination Notice"), and Base Rent and Additional Rent will abate as of the date of the Casualty. Such termination shall be effective on the date of the Repair Period Tenant Termination Notice.

14.      PERSONAL PROPERTY TAXES.

         Tenant is liable for all taxes based upon this Lease or the receipt of Rent due under this Lease and all taxes levied or assessed against any personal property, furniture or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord as Rent, upon demand, the part of such taxes for which Tenant is primarily liable under this Lease. Landlord may not, however, pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and subsequently diligently proceeds with such contest in accordance with law and if the non-payment does not pose a threat of lien or other cloud on Landlord's title to the Building, or threat of loss or seizure of the Building or interest of Landlord in the Building.

15.      DEFAULT.

         15.1.    Events of Default.

         Each of the following occurrences will constitute an "Event of Default":

                  (a) Tenant's failure to pay Rent on or before the date when due; provided, however, not more than two (2) times in any calendar year during the Term, Landlord agrees to give Tenant notice of such failure and Tenant shall have five (5) days from such notice to cure such failure to pay Rent;

                  (b) Tenant's failure to perform, comply with or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty (30) days after Landlord has delivered written notice thereof to Tenant; provided, however, if the breach cannot be reasonably cured within such thirty (30) day period so long as Tenant is diligently proceeding to cure such breach, then the thirty (30) day period shall be extended for such additional time as may be reasonably necessary, but in no event in excess of one hundred twenty (120) days;

                  (c) The filing of a petition by or against Tenant (the term "Tenant" includes, for the purpose of this Section 15(c), any guarantor of the Tenant's obligations under this Lease) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure. If, however, such a petition is filed against Tenant, then such filing will not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) days after such filing;

                  (d) The failure by Tenant to take initial possession of and initially occupy the Premises in accordance with the terms of this Lease;

                  (e) The failure of any guarantor(s) of this Lease to comply with the terms and conditions of its(their) guaranty; and

                  (g) Any Event of Default under the Other Lease (as defined in
         Section 21.24 below).

         15.2.    Default Interest.

         All past due Rent and any other payments required of Tenant under this Lease will be deemed Rent and interest will accrue from the date due until paid at the rate of interest equal to two percent (2%) over the corporate base rate or so-called "prime rate" as announced from time to time by JP Morgan Chase Corporation.

16.      REMEDIES.

         Upon any Event of Default, Landlord may, at its election, in addition to all other rights and remedies afforded Landlord under this Lease or by law or equity, take any one or more of the following actions:

         16.1.    Right To Terminate.

         Upon the occurrence of an Event of Default, Landlord has the right to terminate the Lease and obtain possession of the Premises. Landlord may make its election to terminate known to Tenant by delivery of a notice of termination. Such termination is immediately effective and Landlord, if necessary, is entitled to commence immediately an action in summary proceedings to recover possession of the Premises.

         16.2.    Receipt Of Money After Termination.

         No receipt of money by Landlord from Tenant after the termination of this Lease shall act to reinstate, continue or extend the Term, nor affect or waive any notice given by Landlord to Tenant prior to such receipt of money.

         16.3.    Recovery Of Damages.

         Landlord agrees to use commercially reasonable efforts to mitigate damages caused by a default or breach of Tenant. If Landlord terminates this Lease at any time for any breach, then in addition to any other remedies it may have, Landlord may recover from Tenant by reason of such breach all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant under this Lease. In addition, Landlord may recover as damages for loss of the bargain and not as a penalty the sum of (i) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent and Additional Rent at the same annual rate for the remainder of the Term as then in effect over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term immediately prior to such termination, such present worth to be computed in each case on the basis of a five percent (5%) per annum discount from the respective dates upon which Rent would have been payable under this Lease had the Term not been terminated, and (ii) any additional damages, including any reasonable costs or expenditures to fit the Premises to the needs of Tenant and any other reasonable costs as provided in this Lease or permitted under applicable law.

         16.4.    Right To Re-Enter.

         If the Event of Default is the nonpayment of Rent, Landlord may, as an alternative to terminating the Lease, serve a written demand for possession or payment. Unless the Rent is paid in accordance with the demand for possession or payment, Landlord is entitled to possession of the Premises and Tenant will then have no further right to possession under the Lease. Tenant remains liable to Landlord for the payment of all Rent and other charges which Tenant has agreed to pay under this Lease throughout the remainder of its Term. If Landlord elects to re-enter, as provided, it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet all or any part of such Premises for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable. Upon each such reletting all rentals and other sums received by Landlord from such reletting are applied, first, to the payment of any indebtedness other than rent due under this Lease from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys' fees and costs of such alterations and repairs; third, to the payment of Rent and other charges due from Tenant, and the residue, if any, will be held by Landlord and applied in payment of future rent as the same may become due and payable. If such rentals and other sums received from such reletting during any month are insufficient to pay the Rent and other charges due from Tenant, Tenant agrees to pay such deficiency to Landlord. Such deficiency will be calculated and paid monthly. No such re-entry or taking possession of such premises by Landlord may be construed as an election on its part to terminate this Lease. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous breach.

         16.5.    Independent Covenant.

         Tenant acknowledges and agrees that its obligation to pay Rent under this Lease is an independent covenant and that such obligation to pay Rent is not subject to setoff or recoupment in connection with any action for summary proceedings to recover possession of the Premises.

         16.6.    Legal Expenses.

         If Landlord or Tenant is required to bring an action arising out of the covenants, terms, conditions or provisions of this Lease, or if Landlord undertakes an action for summary proceedings to recover possession of the Premises, the prevailing party will be reimbursed by the other party for such reasonable costs and attorneys' fees as the prevailing party may incur in connection with such action.

17.      PAYMENT BY TENANT; NON-WAIVER.

         17.1.    Payment by Tenant.

         Upon any Event of Default, Tenant agrees to pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses not covered under Section 16.6 above) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing its rights, remedies and recourses arising out of the Event of Default or in obtaining advice about the same. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises and Building are located have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

         17.2.    No Waiver.

         Landlord's acceptance of any payment from Tenant following an Event of Default will be deemed Rent and will not waive Landlord's rights regarding such Event of Default. No waiver by Landlord or Tenant of any violation or breach by the other of any term(s) contained in this Lease will waive such party's rights regarding any future violation of such term(s). Landlord's acceptance of any partial payment of Rent will not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection with such Rent. Accordingly, Landlord's acceptance of a partial payment of Rent will not constitute an accord and satisfaction of the full amount of the Rent that is due.

18.      SURRENDER OF PREMISES.

         No act by Landlord will be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises will be valid unless it is in writing and signed by Landlord (except that no such writing shall be required upon the surrender of the Premises at the scheduled Termination Date). At the expiration or termination of this Lease, Tenant must deliver to Landlord the Premises with all improvements in good repair and condition, broom-clean, except for reasonable wear and tear (and condemnation and Casualty damage, as to which Sections 12 and 13 above control). All alterations, additions, improvements, equipment, wiring and furniture (other than the initial tenant improvements constructed pursuant to the Workletter which Tenant shall not be required by Landlord to remove) made in or upon the Premises (for which Landlord has requested removal at the time of Landlord's consent) must, at Landlord's option upon notice to Tenant, either be removed by Tenant (and Tenant must repair all damage caused by such removal) or remain on the Premises without compensation to Tenant. Tenant must also deliver to Landlord all keys to the Premises. So long as Tenant has performed all of its obligations under this Lease, Tenant may remove all unattached trade fixtures and personal property placed in the Premises by Tenant, provided that Tenant remains obligated to repair all damage caused by such removal. All items not so removed will be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 18 will survive the end of the Term.

19.      HOLDING OVER.

         If Tenant fails to vacate the Premises at the end of the Term, then Tenant will be a tenant-at-will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant must pay to Landlord a monthly Base Rent for all or any part of a month equal to 150% of the aggregate Base Rent plus all other Rent payable during the last month of the Term. Tenant is also responsible for all damages (exclusive of consequential damages), incurred or sustained by Landlord by reason of such retention, together with all costs incurred by Landlord (including but not limited to reasonable attorneys' fees) in connection with such holdover. In addition, if Tenant's holdover continues for sixty (60) days or more, Landlord may elect, upon notice to Tenant, that such holding over will constitute a renewal of this Lease for one (1) year from the date of Landlord's notice, at the stated holdover rate, but acceptance by Landlord of Rent after such termination will not in and of itself constitute a renewal. Nothing contained in this Section 19, however, will be construed or operate as a waiver of Landlord's right of re-entry or any other right of Landlord.

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

20.      CERTAIN RIGHTS RESERVED BY LANDLORD.

         Landlord reserves the following rights which may be exercised without notice (except as otherwise expressly provided below) and without liability to Tenant for damage or injury to property, person or business, and without effecting an eviction or disturbance of Tenant's use or possession of the Premises, nor giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant's obligations under this Lease:

                  (a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building during ordinary business hours, and if Tenant desires to have such work done during other than business hours, Tenant agrees to pay all overtime and additional expenses resulting from such work; to enter upon the Premises with prior reasonable notice and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; and to interrupt or temporarily suspend Building services and facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of Rent by reason of loss or interruption of the business of Tenant or otherwise and without in any manner rendering Landlord liable for damages or relieving Tenant from the performance of Tenant's obligations under this Lease, except as otherwise provided in Section 5.4; provided, however, reasonable access to the Premises will be maintained and the business of Tenant may not be interfered with unreasonably;

                  (b) To change the name and street address of the Building, and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms or other public parts of the Building, but not those lying exclusively within the Premises;

                  (c) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time for application to and for the benefit and protection of all tenants of the Building;

                  (d) Upon prior oral notice (which shall be given a reasonable amount of time in advance except for emergencies) to Tenant, to enter the Premises during reasonable hours (i) at any time during the Term to show the Premises to prospective purchasers or lenders, or (ii) during the last twelve (12) months of the Term to show the Premises to prospective tenants, and to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises;

                  (e) Upon prior written notice to Tenant, and limited to only one (1) occasion during the Term, to relocate Tenant within the Building to new space (the "Relocation Space") which is comparable in size, utility and condition to the Premises. Such relocation will be effective on a date specified by Landlord, which date will not be less than ninety (90) days after Landlord's notice. If Landlord relocates Tenant, Landlord will (i) cause the physical relocation move to occur in an evening or over a weekend but only between January 16 and October 31, (ii) give Tenant an allowance sufficient to cover Tenant's reasonable costs to reconstruct the Relocation Space to a standard substantially similar to the Premises on the date of the relocation,
         (iii) cause the Relocation Space to be located on the 11th floor of the Building or higher (so long as the Relocation Space is located on a floor with substantially the same functionality and useable square footage), (iv) pay all other reasonable out-of-pocket costs related to the relocation (i.e. stationary and printed material, computer and telephone relocation etc). Upon such relocation, the Relocation Space will be deemed to be the Premises, the terms of the Lease will remain in full force and apply to the Relocation Space, and Landlord and Tenant agree to execute an amendment to this Lease confirming such relocation of Tenant to the Relocation Space within twenty (20) days after Tenant takes possession of the Relocation Space;

                  (f) To maintain within the lobby of the Building a directory containing a standard listing with Tenant's name and such other listings reasonably required by Tenant;

                  (g) To install and maintain signs on the exterior and interior of the Building;

                  (h) To prescribe and approve in advance the location and style of any suite number and identification sign or lettering on the door to the Premises occupied by Tenant, the cost of which signage shall be borne by Tenant;

                  (i) To retain at all times and to use in appropriate instances pass keys to the Premises;

                  (j) To grant to anyone the right to conduct any business or render any service in the Building, whether or not it is the same as or similar to the use expressly permitted to Tenant in Section 7 above;

                  (k) To have access for Landlord and other tenants of the Building to all mail chutes according to the rules of the United States Post Office;

                  (l) To enter the Premises at any time for reasonable purposes, including supplying janitor service or other service to be provided to Tenant under this Lease; and

                  (m) To require all persons entering or leaving the Building during such hours as Landlord may from time to time determine to identify themselves to watchmen or security personnel by registration or otherwise, and to establish their right to enter or leave the Building; provided Landlord will not be liable in damages for any error with respect to admission to or eviction or exclusion of any person from the Building. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety program developed by Landlord.

21.      MISCELLANEOUS.

         21.1.    Landlord Transfer.

         Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord will be released from any further obligations under this Lease, provided that the assignee assumes Landlord's obligations under this Lease in writing.

         21.2.    Landlord's Liability.

         The liability of Landlord and Landlord's Affiliates (as defined below) to Tenant for any default by Landlord under the terms of this Lease will be recoverable only from the interest of Landlord in the Building, and Tenant agrees to look solely to Landlord's interest in the Building for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease. Under no circumstances will Landlord or Landlord's Affiliates have any personal liability for any of the foregoing matters. The term "Landlord's Affiliates" means collectively Landlord's property manager and its and Landlord's respective current and future affiliates, trustees, beneficiaries, principals, investors, directors, officers, general or limited partners, shareholders, managers, employees, agents, representatives, successors and assigns.

         21.3.    Force Majeure.

         Other than for Tenant's obligations under this Lease which can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is prescribed for action to be taken by either party, such party will not be liable or responsible for, and there will be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of such party.

         21.4.    Brokerage.

         Tenant has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Landlord's Broker and Tenant's Broker, whose commissions are payable by Landlord. Landlord's commission obligation to Tenant's Broker is One Hundred Fifty-Thousand Dollars ($150,000). Tenant agrees to defend, indemnify and hold Landlord harmless from and against all claims, damages, costs, expenses, attorneys' fees and other liabilities for commissions or other compensation claimed by Tenant's Broker or any other broker or agent.

         21.5.    Estoppel Certificates.

                  (a) From time to time, Tenant agrees to furnish to Landlord, Landlord's Mortgagee or any third party designated by Landlord, within ten (10) business days after Landlord has made a request, a written estoppel certificate signed by Tenant or an authorized signatory of Tenant in a form customarily used by Landlord's Mortgagee or other third party designated by Landlord, confirming and certifying to such party, as of the date of such estoppel certificate, to the extent factual or known, (i) that Tenant is in possession of the Premises,
         (ii) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and setting forth such modification); (iii) that Tenant has no offsets, claims or defenses against Rent or the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant under this Lease (and, if so, specifying the same in detail); (iv) the dates through which Base Rent and Additional Rent have been paid; (v) that Tenant has no knowledge of any then uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail);
         (vi) that Tenant having made due investigation has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail): (vii) the amount of any Security Deposit held by Landlord;
         (viii) that there are no actions, whether voluntary or otherwise, pending against Tenant; and (ix) other matters reasonably requested by Landlord or such other party. If Tenant fails to deliver the estoppel certificate described above within such ten (10) business day period, Landlord shall make a second request to Tenant for the estoppel certificate. Notwithstanding anything in this Lease to the contrary, if Tenant fails to deliver the estoppel certificate within ten (10) business days after the second request, then, in addition to any other remedies Landlord may have under this Lease, Tenant acknowledges and agrees that Landlord is authorized to act as Tenant's attorney-in-fact to execute the estoppel certificate on behalf of Tenant, and Tenant will be bound by the terms of the estoppel certificate prepared and executed by Landlord. Tenant's authorization of Landlord to act as Tenant's attorney-in-fact under this Section 21.6 will be exclusively for the purpose of executing the estoppel certificate described above.

                  (b) From time to time, but no more frequently than one (1) time in any twelve (12) month period, Landlord agrees to furnish to Tenant or any third party designated by Tenant, within ten (10) business days after Tenant has made a request, a written estoppel certificate signed by Landlord or an authorized signatory of Landlord, confirming and certifying to such party, as of the date of such estoppel certificate, to the extent factual or known, (i) that the Lease is in full force and effect, (ii) the dates to which Rent has been paid, (iii) that neither Landlord nor Tenant is in default in the performance of the Lease nor has either such party committed any breach of the Lease, nor has notice of default been given by one party to the other, (iv) the Lease constitutes the only agreement between Landlord and Tenant with respect to the Premises, and the Lease has not been amended, modified or superseded.

         21.6.    Notices.

         All notices and other communications given pursuant to this Lease must be in writing and must be sent to the parties listed in the Lease Information Summary above by (1) first class mail, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties at the address specified in the Lease Information Summary, (2) a nationally recognized overnight courier, (3) personal delivery to the intended address, or (4) prepaid telegram, cable, facsimile transmission or telex with confirmation of successful transmission followed by a confirmatory letter. All notices will be effective upon delivery to the address of the addressee, or, if the addressee refuses delivery, then delivery will be deemed effective as of the date of the attempted delivery. The parties may change their addresses by giving notice of such change to the other party in conformity with this provision.

         21.7.    Severability.

         If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then the remainder of this Lease will not be affected, and in lieu of such clause or provision, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision will be deemed added to this Lease as may be possible and be legal, valid, and enforceable.

         21.8.    Amendments; Binding Effect.

         This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease will be deemed to have been modified or waived by Landlord unless such modification or waiver is in writing signed by Landlord. No custom or practice which may evolve between the parties in the administration of the terms of this Lease will waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease, except as expressly modified in writing signed by Landlord and Tenant. The terms and conditions contained in this Lease will inure to the benefit of and be binding upon the parties, and upon their respective successors in interest and legal representatives, except as otherwise expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party may be deemed a third party beneficiary.

         21.9.    Quiet Enjoyment.

         Provided Tenant has performed all of its obligations under this Lease, Tenant may peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

         21.10.   No Merger.

         No merger of the leasehold estate created under this Lease with the fee estate in all or any part of the Premises will occur if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

         21.11.   No Offer.

         The submission of this Lease to Tenant may not be construed as an offer, and Tenant will have no rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

         21.12.   Entire Agreement; Governing Law.

         This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter of this Lease and supersedes all prior related oral statements and writings. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection with this Lease. This Lease shall be governed by, construed under and be enforceable in accordance with the laws of the State of Illinois.

         21.13.   Calendar Days.

         All references in this Agreement to a certain number of days will be deemed to mean calendar days, unless otherwise expressly stated.

         21.14.   Prohibition Against Leasehold Mortgages.

         Tenant will not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises during the Term.

         21.15.   Waiver of Trial by Jury.

         Landlord and Tenant mutually, knowingly, irrevocably, voluntarily and intentionally waive the right to a trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with this Lease. Each party further warrants and represents that it has reviewed this waiver with its legal counsel and that each has waived its jury trial rights following consultation with legal counsel. This waiver applies to any and all subsequent amendments and any other agreements relating to this Lease. In the event of litigation, this Lease may be filed as a written consent to a trial by the court sitting without a jury. Tenant further agrees that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any non-compulsory counterclaim of any nature or description in such proceeding.

         21.16.   Landlord's Remedies Cumulative.

         No reference to any specific right or remedy will preclude Landlord from exercising any other right, having any other remedy or maintaining any action to which it may otherwise be entitled at law or in equity.

         21.17.   Prohibition Against Recordation.

         Tenant may not record all or any part of this Lease or any memorandum of this Lease. Any recording by Tenant of all or any part of this Lease or any memorandum of this Lease will be in violation of this Lease and will be void, and Tenant agrees to indemnify Landlord, its trustees, beneficiaries, agents, successors and assigns for any losses, damages or expenses of any nature whatsoever incurred by reason of such recording. In the event Tenant records or causes all or any part of this Lease or any memorandum of this Lease to be recorded, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and record a certificate to clear any cloud on the title to the Building created by the improper recordation. Tenant's authorization of Landlord to act as Tenant's attorney-in-fact under this Section 21.17 will be exclusively for the purpose of executing the certificate described above.

         21.18.   Confidentiality.

         Tenant agrees to maintain in strict confidence the information and terms contained in this Lease, including but not limited to the Rent due from Tenant hereunder (collectively the "Confidential Information"). Tenant shall not under any circumstances disclose all or any portion of the Confidential Information to any other person or entity, and shall maintain the Confidential Information in the strictest confidence. Notwithstanding the foregoing, however, Tenant may disclose the Confidential Information (i) to Tenant's employees, attorneys, accountants, lenders and other consultants (the "Tenant Parties") to the extent that the Tenant Parties reasonably need to know such Confidential Information in order to perform services on behalf of Tenant; (ii) to the extent required by any applicable statute, law, regulation, governmental authority or court order; and (iii) in connection with any litigation or proceeding that may arise between the parties in connection with this Lease. Tenant shall advise the Tenant Parties of the provisions of this Section 21.18 and cause such Tenant Parties to keep the Confidential Information confidential and otherwise comply with the terms of this Section 21.18. Any breach by Tenant or any of the Tenant Parties of any of the covenants and obligations contained in this Section 21.18 shall constitute a default under this Lease, in which event Landlord shall be entitled to exercise any and all of its remedies under this Lease. The undertakings of Tenant pursuant to this Section 21.18 shall survive the termination of this Lease.

         21.19.   Joint and Several Liability.

         If two (2) or more individuals, corporations, partnerships or other business associations (or any combination of two (2) or more thereof) sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all of Tenant's other obligations under this Lease are deemed to be joint and several.

         21.20.   Corporate Tenants.

         If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly constituted corporation qualified to do business in the State of Illinois; all of Tenant's franchise and corporate taxes have been paid to date; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of Tenant.

         21.21. Option To Renew.

Provided an Event of Default is not in existence as of the date of the Renewal Notice or on the commencement of the Renewal Period, Tenant shall have the option (the "Renewal Option") to renew the Term of this Lease for one (1) additional five (5) year period (the "Renewal Period"). If Tenant desires to exercise the Renewal Option, Tenant must deliver written notice (the "Renewal Notice") to Landlord not less than twelve (12) months prior to the scheduled expiration of the Term; otherwise, the Renewal Option will lapse and be deemed forever waived by Tenant. The same terms and conditions that are contained in this Lease will apply during the Renewal Period, except that the Base Rent will be ninety-five percent (95%) the then Prevailing Market Rental Rate (as defined on Exhibit J), Landlord will make its determination of the then Prevailing Market Rental Rate and send such determination to Tenant not less than ninety
(90) days prior to the commencement of the Renewal Period. Any attempt by Tenant to exercise the Renewal Option by any method, at any time or under any circumstances other than as specifically set forth herein will be null and void and of no force or effect at the sole option and discretion of Landlord. In the event that Tenant does not agree with Landlord's determination of the then Prevailing Market Rental Rate, then Tenant must notify Landlord within ten (10) business days after receipt of Landlord's determination that (a) it rescinds it exercise of the Renewal Option (and the Renewal Option will be deemed waived by Tenant), or (b) that it disputes such determination. In the event Tenant does not notify Landlord of its dispute within such ten (10) business day period, Tenant will be deemed to have accepted Landlord's determination of Prevailing Market Rental Rate. If Tenant does notify Landlord of its dispute within such ten (10) business day period, and if the parties are unable to resolve such matter within thirty (30) days of the expiration of such ten (10) business day period, then either party may request that the matter be resolved by binding arbitration administered and conducted under the Commercial Arbitration Rules of the American Arbitration Association and pursuant to the provisions of the Illinois Uniform Arbitration Act. The parties agree that the arbitrator must be a real estate professional with at least ten (10) years leasing experience in the leasing of commercial office space in Chicago, Illinois. Not less than ten
(10) days prior to the arbitration hearing, the parties shall exchange with each other their last, best determinations of the then Prevailing Market Rental Rate. The arbitrator shall be limited to awarding only one or the other of the two amounts submitted.

         21.22. Right of First Offer.

         So long as (i) Tenant does not then have under sublease in excess of 10,000 rentable square feet of the Premises and (ii) no Event of Default is in existence as of the date Tenant notifies Landlord of Tenant's desire to exercise its "Right of First Offer" (as defined below), Tenant shall have a right of first offer (the "Right of First Offer") to rent any portion of the eleventh
(11th) floor of the Building (the "ROFO Premises") if the ROFO Premises become available during the Term (including the Renewal Period), subject to the terms and conditions set forth below. Notwithstanding anything contained herein to the contrary, all or any portion of the ROFO Premises will not be considered available and subject to Tenant's Right of First Offer if (x) any tenant of the Building occupying the ROFO Premises (a "Pre-existing Tenant") pursuant to a lease in effect as of the date of "Landlord's Notice" (as defined below) has a right to extend or renew the term of its lease, (y) Landlord and the Pre-existing Tenant agree to extend the term of such existing lease or enter into a new lease for all or any portion of the ROFO Premises, or (z) any other tenant in the Building having the right to lease or occupy all or any portion of the ROFO Premises exercises its right to lease such portion of the ROFO Premises (including any extension or renewal of such lease) if the ROFO Premises become available during the Term, including after Tenant's failure to exercise its Right of First Offer. Landlord represents that, as of the date of this Lease, no other party has rights to lease any or all of the ROFO Premises except as follows: A Tenant in the Building as of the date of this Lease has an expansion option for between 8,000 and 10,000 rentable square feet on certain space designated by Landlord on the 11th floor of the Building or above. Such expansion right, if not exercised, expires after July 1, 2006. At any time during the Term that Landlord desires to market or lease all or any portion of the ROFO Premises, Landlord will notify Tenant in writing ("Landlord's Notice") of Landlord's intention to so market or lease the ROFO Premises, together with the date when the ROFO Premises can be made available to Tenant (the "Availability Date") and the terms and conditions upon which Landlord is prepared to lease all or any portion of such ROFO Premises (the "ROFO Premises Terms and Conditions"). Tenant must then notify Landlord in writing within twenty (20) days following Tenant's receipt of Landlord's Notice whether Tenant desires to exercise its Right of First Offer. Tenant's Right of First Offer may only be exercised as to the entire ROFO Premises identified in Landlord's Notice. If Tenant declines to exercise its Right of First Offer or does not notify Landlord of Tenant's election to exercise its Right of First Offer with respect to the ROFO Premises within such twenty (20) day period, then Landlord may enter into a new lease with any third party with respect to such ROFO Premises and Tenant will be deemed to have waived its Right of First Offer with respect to the ROFO Premises, identified in Landlord's Notice, except in the event of a Subsequent Occurrence (as defined below). "Subsequent Occurrence" means (i) that Landlord has not entered into a third party lease for a substantial portion of the ROFO Space within nine (9) months of delivery of Landlord's Notice or (ii) that Landlord has entered into a third party lease for a substantial portion of the ROFO Space within such nine (9) month period and such lease terminates prior to the Termination Date of this Lease. If Tenant elects to exercise its Right of First Offer and so notifies Landlord within such twenty (20) day period, then Tenant will accept a lease of the ROFO Premises as of the Availability Date in its then "AS-IS" condition, subject to the ROFO Premises Terms and Conditions, and otherwise on the same terms and conditions contained in the Lease, except that (1) the Base Rent for the ROFO Premises will be calculated at the rate per rentable square foot set forth on Exhibit I attached; (2) the initial Base Rental rate for the ROFO Premises will be the rate shown on Exhibit I for the Lease Year in which the ROFO Rent Commencement Date falls and will correspondingly increase on the first day of each subsequent Lease Year as shown on Exhibit I; (3) Tenant will be given a $30/RSF tenant improvement allowance to be disbursed and administered in accordance with the provisions of the Workletter; (4) the term "Premises" for all purposes of this Lease will include the ROFO Premises, and (5) the numerator of Tenant's Proportionate Share will increase by the amount of rentable square feet contained within the ROFO Premises. Tenant will commence paying Rent (the "ROFO Rent Commencement Date") for the ROFO Premises on the first to occur of (x) the 90th day following the Availability Date or (y) the date on which Tenant commences its use of the ROFO Premises in the conduct of its business. Within thirty (30) days after Tenant elects to exercise its Right of First Offer, Landlord and Tenant will enter into an amendment to this Lease in order to incorporate the ROFO Premises Terms and Conditions and to otherwise conform such terms and provisions to this Lease.

         21.23.   Storage

         Landlord agrees to make available to Tenant up to Two Thousand (2,000) square feet of storage space in the Building, provided Tenant notifies Landlord in writing of its intention to lease such storage space on or before September 1, 2005. The storage space will be leased pursuant to the terms and provisions of Landlord's customary storage lease agreement at a gross rental of twelve dollars ($12.00) per rentable square foot and for a term co-terminus with the Termination Date under this Lease.

         21.24.   Other Lease

         Tenant is presently a tenant at 360 N. Michigan Avenue, Chicago, Illinois pursuant to a lease (with an affiliate of Landlord) dated January 3, 2003 and amended on March 31, 2000, November 30, 2000, July 3, 2002, September 30, 2002 and July 27, 2005 (such lease and all amendments collectively referred to as the "Other Lease"). The amendment dated July 27, 2005 is referred to as the "Fifth Amendment". Tenant acknowledges that any Event of Default as defined under the Other Lease will constitute an Event of Default under this Lease. The execution and delivery of this Lease is subject to and conditioned upon the simultaneous execution and delivery of the Fifth Amendment. Pursuant to the Fifth Amendment, among other things, the termination date of the Other Lease is being advanced to such earlier date or dates as more particularly described therein, such that from and after such advanced termination date or dates (and subject to the provisions of the Fifth Amendment), the Other Lease shall terminate as provided in the Fifth Amendment.

         21.25.   Rent Abatement/Cash Payment - Sublease

         Tenant will be entitled to either, at Landlord's election, a cash payment or Base Rent abatement under this Lease equal to the 360 Sublease Amounts (defined below). Pursuant to the Fifth Amendment, the landlord of the Other Lease (the "360 Landlord") will be assigned all of Tenant's right, title and interest under the 360 Subleases (defined below). The "360 Sublease Amounts" means the aggregate base rent actually collected by the 360 Landlord from the 360 Subleases (defined below) under the 360 Subleases (defined below) from August 1, 2005 until the earlier of (i) the Rent Commencement Date under this Lease or (ii) the applicable termination dates of each of the respective 360 Subleases. The 360 Sublease Amounts will not include rent abated to the 360 Subtenants or any rent collected by the 360 Landlord from the 360 Subtenants for space in the 360 North Michigan building not covered by the 360 Subleases. The "360 Subtenants" under the "360 Subleases" are Amstadter, Relevant C, Roberts and Kobald, Alacritude, Sotos and Robotics and are more fully described in the Fifth Amendment. Within 45 days following the termination of the last of the 360 Subleases, Landlord will send Tenant a calculation of the 360 Sublease Amounts. If Landlord elects Base Rent abatement, the 360 Sublease Amounts will be applied to the next Base Rent payments due under this Lease until fully applied. If Landlord elects a cash payment, Landlord will promptly deliver to Tenant a check in the amount of the 360 Sublease Amounts.

TENANT:                                    LANDLORD:

COOLSAVINGS, INC.,                         ONE NORTH DEARBORN PROPERTIES, LLC, a
a Delaware corporation                     Delaware limited liability company

By:/s/ Matthew Moog_________________       By: /s/ Joe Chetrit_________________

Its: CEO___________________________        Its:______________________________

                                    EXHIBIT A

                               OUTLINE OF PREMISES

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS

         The following rules and regulations will apply to the Premises, the Building and any appurtenances:

         Sidewalks, doorways, vestibules, halls, stairways, and other similar areas may not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

         Plumbing fixtures and appliances may be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material may be thrown or deposited in such fixtures and appliances. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

         No signs, advertisements or notices may be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws may be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments may be placed between the glass and the Building standard window treatments.

         Landlord will provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

         Landlord will provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant may place any additional door locks in its leased premises without Landlord's prior written consent. Landlord will furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant may make a duplicate.

         Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby may be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and will be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

         Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which will in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, will be repaired at the expense of such tenant.

         Corridor doors, when not in use, must be kept closed. Nothing may be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals may be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises may at any time be used or occupied as sleeping or lodging quarters.

         Tenant will cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenant will not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

         To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. may be delivered to any leased area except by persons approved by Landlord.

         Tenant may not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

         No machinery of any kind (other than normal office equipment) may be operated by any tenant on its leased area without Landlord's prior written consent, nor may any tenant use or keep in the Building any flammable or explosive fluid or substance.

         Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

         No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

                                    EXHIBIT C

                            JANITORIAL SPECIFICATIONS

                                    EXHIBIT D

                              INTENTIONALLY DELETED

                                    EXHIBIT E

                              INTENTIONALLY DELETED

                                    EXHIBIT F

                                   WORKLETTER

         THIS WORKLETTER (the "Workletter") is referred to in and specifically made a part of that certain lease dated July 27, 2005 (the "Lease") by and between ONE NORTH DEARBORN PROPERTIES, LLC, a Delaware limited liability company ("Landlord"), and COOLSAVINGS, INC., a Delaware corporation ("Tenant").

         1._______Lease. Landlord and Tenant agree that their respective rights and obligations with respect to the construction of the Premises shall be as provided in the Lease and in this Workletter. All of the terms used herein which are defined in the Lease shall have the same meanings as provided in the Lease unless otherwise stated herein.

         2. Work. Tenant, at its sole cost and expense, shall perform or cause to be performed the work (the "Work") in the Premises provided for in the Plans (as defined in paragraph 3 below) submitted to and approved by Landlord. Tenant's Work shall be constructed in a good and workmanlike fashion, in accordance with the requirements set forth below and in compliance with all applicable laws, ordinances, rules and other governmental requirements. Tenant shall commence the construction of the Work promptly following completion of the preconstruction activities provided for in paragraph 3 below and shall diligently proceed with all such construction. Tenant shall coordinate its Work so as to avoid material interference with any other work being performed by or on behalf of Landlord and other tenants at the Building. Any approvals or consents by Landlord hereunder shall not unreasonably be withheld or delayed.

         3. Preconstruction Activities.

                  (a) On or before October 15, 2005, Tenant shall submit the following information and items to Landlord for Landlord's review and approval:

                           (i) a detailed construction schedule containing the
                  major components of the Work and the time required for each, including the scheduled commencement date of construction of the Work, milestone dates and the estimated date of completion of construction;

                           (ii) an itemized statement of the estimated
                  construction cost, including permits and architectural and engineering fees;

                           (iii) evidence reasonably satisfactory to Landlord of
                  Tenant's ability to pay the cost of the Work as and when payments become due. Such evidence shall be in the form of an unconditional written commitment from a responsible lender to pay for the Work or evidence of current net assets in the form of cash, cash equivalents or other liquid assets of Tenant which have been and will continue to be segregated for payment of the Work when due;

                           (iv) the names and addresses of Tenant's contractors
                  (and the contractors' subcontractors) to be engaged by Tenant for the Work ("Tenant's Contractors"). Landlord has the right to approve or disapprove Tenant's Major Contractors (as defined below), which approval will not be unreasonably withheld or delayed. Tenant shall not employ as Tenant's Contractors any persons or entities disapproved by Landlord. If Landlord has affirmatively approved only certain contractor(s) and/or subcontractor(s) from Tenant's Major Contractor list, Tenant shall employ as Tenant's Major Contractors only those persons or entities so approved. Landlord may, at its election, designate a list of approved Major Contractors (at least three (3) designees for each category): "Major Contractors" means Tenant's General Contractor and the contractors performing work relating to the electrical, mechanical, plumbing and life-safety systems;

                           (v) certified copies of insurance policies or
                  certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord; and

                           (vi) the Plans for the Work, which Plans shall be
                  subject to Landlord's approval in accordance with paragraph 3(b) below.

         Notwithstanding anything in this Section 3 to the contrary, Tenant may
(i) have reasonable access to the Premises for the purpose of space planning and design activities and (ii) perform demolition work on the Premises after it has obtained its demolition permit and furnished Landlord with its demolition plans and applicable insurance certificates, which plans and insurance certificates have been reasonably approved by Landlord.

         Tenant will update such information and items by notice to Landlord of any material changes.

                  (b) As used in this Workletter, the term "Plans" shall mean full and detailed architectural and engineering plans and specifications covering the Work (including, without limitation, architectural, mechanical and electrical working drawings for the
         Work). The Plans shall be subject to Landlord's approval and the approval of all local governmental authorities requiring approval, if any. Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within seven (7) days after receipt thereof by Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord's opinion: (i) the Work is likely to affect adversely Building systems, the structure of the Building or the safety of the Building and its occupants; (ii) the Work would materially increase Landlord's ability to furnish services to Tenant or other tenants; (iii) the Work would increase the cost of operating the Building; (iv) the Work would violate any governmental laws, rules or ordinances; (v) the Work contains or uses hazardous or toxic materials;
         (vi) the Work would adversely affect the appearance of the Building;
         (vii) the Work would adversely affect another tenant's premises; or
         (viii) the Work is prohibited by any mortgage on the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar to or dissimilar from the foregoing. Landlord shall cooperate with Tenant by discussing or reviewing preliminary plans and specifications, at Tenant's request prior to completion of the full, final detailed Plans, in order to expedite preparation of the final Plans and the approval process. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within ten (10) days thereafter, submit to Landlord for its approval the Plans as amended in accordance with the changes so required. The Plans shall also be revised, and the Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector.

                  (c) Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of all items other than the Plans set forth in Section 3(b) above within ten (10) days after receipt by Landlord.

                  (d) No Work shall be undertaken or commenced by Tenant in the Premises until:

                           (i) the Plans have been submitted to and approved by
Landlord;

                           (ii) all necessary building permits have been applied
                  for or obtained by Tenant;

                           (iii) all required insurance coverages have been
                  obtained by Tenant. (Failure of Landlord to receive evidence of such coverage upon commencement of the Work shall not waive Tenant's obligations to obtain such coverages.);

                           (iv) proper provision, which is reasonably
                  satisfactory to Landlord, has been made by Tenant for payment in full of the cost of the Work in excess of Landlord's Contribution, if any;

                           (v) items required to be submitted to Landlord prior
                  to commencement of construction of the Work have been so submitted and have been approved, where required;

                           (vi) the construction escrow referred to in paragraph
                  10, if any, hereof has been established; and

                           (vii) Landlord has given written notice that the Work
                  can proceed, subject to such reasonable conditions as Landlord may impose, except that if all conditions set forth in clauses
                  (i) through (vi) above have been satisfied, Landlord shall be deemed to have given its notice to proceed.

         4. Delays. No delays in completion of the Work will in any way excuse or delay Tenant's obligation to pay Base Rent from and after the Rent Commencement Date, except for a delay caused by Landlord.

         5. Change Orders. All changes to the final Plans requested by Tenant (other than minor field changes which do not materially affect the Plans) must be approved by Landlord in advance of the implementation of such changes as part of the Work. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the rental and other obligations therein set forth.

         6. Standards of Design and Construction and Conditions of Tenant's
Work.

         All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this paragraph 6, except as the same may be modified in the Plans approved by or on behalf of Landlord and Tenant.

                  (a) Tenant's Plans and all design and construction of the Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including but not limited to requirements of Landlord's fire insurance underwriters. Approval by Landlord of the Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance. Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.

                  (b) Tenant shall obtain, at its own cost and expense, all required building permits and, when construction has been completed, shall use commercially reasonable efforts to obtain, at its own cost and expense, an occupancy permit for the Premises (if issued by the City of Chicago) which permit shall be delivered to Landlord. Tenant's failure to obtain such permits shall not cause a delay in the commencement of the Lease or the rental and other obligations therein set forth.

                  (c) Tenant's Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors and with other contractors and subcontractors in the Building.

                  (d) Landlord shall have the right, but not the obligation, to perform on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work (i) which Landlord reasonably deems to be necessary on an emergency basis, (ii) which pertains to the erection of temporary safety barricades or signs during construction, or (iii) which pertains to other work in the Building.

                  (e) Tenant shall use only new, quality materials in the Work, except where explicitly shown otherwise in the Plans approved by Landlord and Tenant. Tenant shall obtain warranties of at least one (1) year's duration from the completion of the Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Work.

                  (f) Tenant and Tenant's Contractors shall make all efforts and take all steps appropriate to construction activities undertaken in a fully occupied, first-class renovated office building so as not to interfere with the operation of the Building and shall, in any event, comply with all reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant's Contractors shall take all precautionary steps to minimize dust, noise and construction traffic and to protect their facilities and the facilities of others affected by the Work and to properly police same. Construction equipment and materials are to be kept within the Premises, and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building.

                  (g) Landlord shall have the right to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors in performing work to cease work and remove its equipment and employees from the Building, provided 24 hours notice is given and the violation is not cured within such period. No such action by Landlord shall delay the commencement of the Lease or the rental and other obligations therein set forth.

                  (h) Landlord will be responsible for all utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) through the earlier of the Rent Commencement Date under this lease or April 1, 2006. Tenant shall pay for all support services provided by Landlord's contractors. All use of freight elevators is subject to scheduling by Landlord. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building's waste containers, for which Landlord will provide space for placement of such waste containers.

                  (i) Tenant shall permit access to the Premises, and the Work shall be subject to inspection, by Landlord and Landlord's architects, engineers, contractors and other representatives at all times during the period in which the Work is being constructed and installed and following completion of the Work.

                  (j) Tenant shall proceed with its work expeditiously, continuously and efficiently for the construction of the Work. Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord and Landlord's title insurance company with such further documentation as may be necessary under paragraphs 9 below.

                  (k) Tenant shall have no authority to deviate from the Plans in performance of the Work, except pursuant to a written change order pursuant to Paragraph 5 hereof. Tenant shall furnish to Landlord "as-built" drawings of the Work within thirty (30) days after completion of the Work.

                  (l) Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises in a manner that does not unreasonably interfere with Tenant's use of the Premises or unreasonably interfere with Tenant's completion of the Work, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto.

                  (m) Tenant shall impose on and enforce all applicable terms of this Workletter against Tenant's architect and Tenant's Contractors.

         7.       Insurance and Indemnification.

                  (a) In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant's Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:

                           (i) workers' compensation and employers' liability
                  insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant's Contractors from liability under the aforementioned acts;

                           (ii) comprehensive or commercial general liability
                  insurance (including contractors' protective liability) in an amount not less than $2,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $10,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant's Contractors or by anyone directly or indirectly employed by any of them;

                           (iii) comprehensive automobile liability insurance,
                  including the ownership, maintenance and operation of any automotive equipment, owned, hired or non-owned, in an amount not less than $500,000.00 for each person in one accident and $1,000,000.00 for injuries sustained by two or more persons in any one accident, and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant's Contractors or by anyone directly or indirectly employed by any of them;

                           (iv) "all risk" builder's risk insurance upon the
                  entire Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils of fire and extended coverage and shall include "all risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If portions of the Work are stored off the site of the Building or in transit to said site are not covered under said "all risk" builder's risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work. Any loss insured under said "all risk" builder's risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interests may appear.

         All policies (except the workers' compensation policy) shall be endorsed to include as additional insured parties Landlord and its beneficiaries, their partners, directors, officers, employees and agents, Landlord's contractors, Landlord's architects, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workers' compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days' prior written notice of any reduction, cancellation or nonrenewal of coverage and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

                  (b) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Landlord's contractors and Landlord's architects and their partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant's Contractors into the Building and the Premises, including, without limitation, mechanics' liens or the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant's Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees or licensees or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

         8.       Landlord's Contribution; Excess Amounts.

         In accordance with Section 9 below, Landlord shall make a dollar contribution in the amount of One Million Three Hundred Fifty Thousand Dollars ($1,350,000) (based on $30.00 per Agreed Rentable Sq. Ft.) ("Landlord's Contribution") to reimburse Tenant or pay on Tenant's behalf, as applicable, for the cost of the Work, including its architectural, engineering, and third party consulting fees; telephone/data costs; and furniture, fixtures and equipment. Notwithstanding anything this Workletter to the contrary, Landlord may deduct from Landlord's Contribution any amounts due to Landlord or its architects or engineers under this Workletter. Any portion of Landlord's Contribution which is not used by Tenant shall be applied to the Base Rent next due until fully expended.

         9. Construction Escrow. Prior to commencement of any construction or payment to Tenant or to any of Tenant's Contractors, Tenant shall, at Landlord's option, establish a construction escrow or other payment procedure acceptable to Landlord and each holder of a mortgage on the Building providing for payment to Tenant's Contractors and payment of all other costs associated with the Work as the Work progresses, upon the satisfactory review of lien waivers and sworn statements from Tenant's Contractors and other applicable parties and, if applicable, upon the title insurance company's willingness to issue title insurance over mechanics' liens relating to Tenant's contracts and the Work to the date of each draw. As set forth below, Landlord shall make periodic funding of Landlord's Contribution to pay for the Work when required under contracts for the Work. Tenant shall not permit the Premises or the Building to become subject to any lien on account of labor, material or services furnished to Tenant. If Landlord's Contribution is less than the estimated cost of the Work, Tenant shall, from time to time, deposit funds into such escrow as Landlord may reasonably direct, in amounts sufficient to pay the excess costs of the Work. From and after the determination that Tenant must make deposits to cover the excess costs of the Work, the amount Tenant shall deposit for each monthly disbursement will be that portion of the excess spread equally over the remaining number of monthly payments to Tenant's contractors and subcontractors, as reasonably determined by Landlord. Notwithstanding the foregoing computation, any portion of the unpaid excess shall be paid by Tenant by the first to occur of (i) Landlord's final payment of the Landlord's Contribution or (ii) the Rent Commencement Date. Tenant may not withdraw funds except to pay Tenant's Contractors, unless Landlord has consented to such withdrawal. The construction escrow agreement, if applicable, shall contain the foregoing restriction on withdrawal of funds by Tenant and shall also provide that if Tenant fails to pay for the Work when due or if any mechanics' lien is filed in connection with the Work, (and such payment is not made within ten (10) business days after notice from Landlord or such mechanic's lien is not released or otherwise dealt with as provided in the Lease) Landlord may use and withdraw the funds in the escrow to pay for the Work or remove the lien without Tenant's consent. Tenant shall provide such contractor's affidavits, tenant (owner) statements, partial and final waivers of lien, architect's certificates and any additional documentation (including, without limitation, Tenant or contractor personal undertakings) which may be requested by such title insurance company or any holder of a mortgage on the Building in connection with said escrow or consistent with any other title insurance requirements concerning the Work. Landlord agrees to process draw requests within thirty (30) days of receipt of all required documentation.

         10.      Freight Elevators.

         While Tenant completes Tenant's Work, Tenant, at no additional cost, shall have access to the Building's freight elevators, for hoisting and access to the Premises.

         11.      Miscellaneous.

                  (a) Except as expressly set forth herein, Landlord has no other agreement with Tenant to improve the Premises and has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease or this Workletter shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

                  (b) This Workletter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto if the initial term of the Lease is renewed or extended, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

                  (c) The failure by Tenant to pay any amount(s) due Landlord pursuant to this Workletter within the time periods herein stated shall be deemed a default under the terms of the Lease, for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent, and all late payments shall be subject to interest and late charges as provided in the Lease.

                  (d) This Workletter is being executed in conjunction with the Lease and is subject to the limitation of Landlord's liability set forth therein. In the event of a conflict between the Lease and this Workletter, the terms of this Workletter shall govern.

              [NO FURTHER TEXT ON THIS PAGE-SIGNATURE PAGE FOLLOWS]

LANDLORD:                                            TENANT:
--------                                             ------

ONE NORTH DEARBORN PROPERTIES, LLC,                  COOLSAVINGS, INC.,
a Delaware limited liability company                 a Delaware corporation

By: /s/ Joe Chetrit _____________________
Its:  _________________________________              By: Matthew Moog
                                                         -------------------
                                                     Its: President

                                    EXHIBIT G

                        CERTIFICATE OF COMMENCEMENT DATE

      With respect to that certain Lease Agreement dated ___________, 2005 (the "Lease") for the premises commonly known as Suite ____ in the Building located at One North Dearborn Street, Chicago, Illinois, the undersigned certify and agree that the date of the commencement of the Term of the Lease was __________________, and the date of expiration of the Term of the Lease will be
___________________.

Dated this _____ day of ___________, 2005.

                                    LANDLORD:

                                      ONE NORTH DEARBORN PROPERTIES, LLC, a
                                      Delaware limited liability company

                                            By:_________________________________
                                            Its:________________________________

                                     TENANT:

                                            COOLSAVINGS, INC.,
                                            a Delaware corporation

                                            By:_________________________________
                                            Its:________________________________

                                    EXHIBIT H

                                 SEARS SCHEDULE

         Sears            Annual Operating Costs         Annual Operating Costs
       Lease Year              Contribution               Contribution Per RSF
       ----------              ------------               --------------------

           1                    $398,240.57                       $1.66
           2                    $410,187.79                       $1.70
           3                    $422,498.42                       $1.76
           4                    $435,193.22                       $1.81
           5                    $448,223.27                       $1.86
           6                    $461,669.97                       $1.92
           7                    $475,520.06                       $1.98
           8                    $489,785.67                       $2.04
           9                    $504,636.06                       $2.10
           10                   $520,397.71                       $2.16
           11                   $535,202.02                       $2.22
           12                   $551,258.08                       $2.29
           13                   $567,795.83                       $2.36
           14                   $584,829.70                       $2.42
           15                   $602,374.59                       $2.52

                                    EXHIBIT I

                                 ROFO BASE RENT

           LEASE YEAR                          BASE RENT/RSF
           ----------                          -------------
                1                                  $20.50
                2                                  $21.53
                3                                  $22.60
                4                                  $23.73
                5                                  $24.92
                6                                  $26.16
                7                                  $27.47
                8                                  $28.85
                9                                  $30.29
               10                                  $31.80

                                    EXHIBIT J

                          PREVAILING MARKET RENTAL RATE

         "Prevailing Market Rental Rate" shall mean the fixed base rent per annum which, on such date, a willing landlord under no compulsion would agree to accept from a tenant, having the creditworthiness of Tenant, and such a willing tenant under no compulsion would agree to pay, for a lease of such space for such period, on all of the terms and conditions of this Lease to be applicable including (i) any construction allowance and/or free rent period to which Tenant will be entitled, or the absence of such allowance and/or free rent period, as the case may be, (ii) Tenant's obligation to pay additional rent based upon operating expenses and taxes and/or the base year or amount to be applicable to such obligation, (iii) all other economic concessions, and (iv) all applicable market brokerage commissions paid in the downtown Chicago market.

         The Prevailing Market Rental Rate shall be ascertained on a "net effective" or "level pay" basis by (a) calculating the net present value of (i) the net rental rate; (ii) any rent adjustments other than for increases in operating expenses and real estate taxes; (iii) Landlord concessions including but not limited to demolition, tenant improvement contributions, lease assumptions, credits for rent, operating expenses or real estate taxes; and (iv) brokerage commissions; and then (b) amortizing the net present value amount over the remaining term of the Lease (or renewal period) at a market interest rate utilized by other landlords of similar properties in downtown Chicago.